EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

dated as of

October 15, 2014,

to the Credit Agreement

dated as of November 26, 2013,

among

ALLEGION PUBLIC LIMITED COMPANY,
as the Borrower,

ALLEGION US HOLDING COMPANY INC.,
as the Co-Borrower,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
J.P. MORGAN SECURITIES LLC,
BNP PARIBAS SECURITIES CORP.,
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
BBVA COMPASS BANK,
FIFTH THIRD BANK,
HSBC BANK USA, N.A.,
MIZUHO BANK LTD,
PNC CAPITAL MARKETS LLC,
TD BANK, N.A.
and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

AMENDMENT AND RESTATEMENT AGREEMENT
AMENDMENT AND RESTATEMENT AGREEMENT dated as of October 15, 2014 (this “Restatement Agreement”), to the Credit Agreement dated as of November 26, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”), among Allegion Public Limited Company, an Irish public limited company (individually, the “Borrower”), Allegion US Holding Company Inc., a Delaware corporation (the “Co-Borrower”; together with the Borrower, the “Borrowers”), the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (the “Administrative Agent”), Swingline Lender (the “Swingline Lender”) and Dollar Issuing Bank and Multi-Currency Issuing Bank (the “Issuing Bank”) (capitalized terms used but not defined herein having the meaning provided in the Restated Credit Agreement (as defined below)).
W I T N E S S E T H
WHEREAS, concurrently with the effectiveness of this Restatement Agreement on the First Restatement Effective Date (as defined below), the Borrower intends to (a) incur new Tranche A Term Loans in an aggregate principal amount of $975,000,000 (the “New Tranche A Term Loans”), (b) contribute the proceeds thereof, directly or indirectly, to the Co-Borrower to repay in full all of the outstanding Tranche A Term Loans under the Existing Credit Agreement (the “Existing Tranche A Term Loans”; the Lenders holding such Loans, the “Existing Tranche A Term Lenders”) and all of the outstanding Tranche B Term Loans under the Existing Credit Agreement (the “Existing Tranche B Term Loans”; the Lenders holding such Loans, the “Existing Tranche B Term Lenders”) and (c) terminate the Dollar Revolving Commitments and Multi-Currency Revolving Commitments under the Existing Credit Agreement (the “Existing Revolving Commitments” the Lenders holding such Commitments, the “Existing Revolving Lenders”);
WHEREAS, subject to the terms of this Restatement Agreement, each lender set forth on Schedule I (each, a “New Lender”) has agreed to (a) make New Tranche A Term Loans to the Borrower in accordance with its respective “Tranche A Term Commitment” set forth thereon (each such New Lender, a “New Tranche A Term Lender”), (b) provide to the Borrowers its respective “Dollar Revolving Commitment” set forth thereon (each such New Lender, a “New Dollar Revolving Lender”) and (c) provide to the Borrowers its respective “Multi-Currency Revolving Commitment” set forth thereon (each such New Lender, a “New Multi-Currency Revolving Lender”); and
WHEREAS, the Borrowers, the New Lenders and the Administrative Agent desire to amend and restate the Existing Credit Agreement to, among other things, (a) reduce the Applicable Rate applicable to the Loans and unused Commitments, (b) extend the Tranche A Term Maturity Date and Revolving Maturity Date to be October 15, 2019, (c) make New Tranche A Term Loans to the Borrower, (d) make available Dollar Revolving Commitments and Multi-Currency Revolving Commitments to the Borrowers and (e) modify certain other terms and conditions of the Existing Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.    Prepayment; Payment of Accrued Interest and Expenses. Subject to the terms and conditions set forth herein, on the First Restatement Effective Date, the Co-Borrower shall (a) repay in full the Existing Tranche A Term Loans and the Existing Tranche B Term Loans in accordance with Section 2.11 and 2.16 of the Existing Credit Agreement and (b) terminate the Existing Revolving Commitments (and (i) repay in full any outstanding Revolving Loans thereunder and (ii) pay all accrued but unpaid participation fees set forth in Section 2.12(b) of the Existing Credit Agreement to the First Restatement Effective Date) in accordance with Section 2.08. The Existing Tranche A Terms Lenders party hereto and the Existing Revolving Lenders party hereto hereby waive any breakage required to be paid pursuant to Section 2.16 of the Existing Credit Agreement in connection with the payments set forth in this paragraph.
SECTION 2.    New Loans and Commitments under Restated Credit Agreement. (a) Subject to the terms and conditions set forth herein and the Restated Credit Agreement, (i) each New Lender agrees to make a New Tranche A Term Loan denominated in dollars to the Borrower on the First Restatement Effective Date in a principal amount equal to its Tranche A Term Commitment, (ii) each New Dollar Revolving Lender agrees to make available to the Borrowers its respective Dollar Revolving Commitment and (iii) each New Multi-Currency Revolving Lender agrees to make available to the Borrowers its respective Multi-Currency Revolving Commitment.
(b)    Subject to the terms and conditions set forth herein and the Restated Credit Agreement, the Swingline Lender hereby agrees to make Swingline Loans as set forth in Section 2.04 of the Restated Credit Agreement.
(c)    Subject to the terms and conditions set forth herein and the Restated Credit Agreement, the Issuing Bank hereby agrees to make provide Dollar Letters of Credit and Multi-Currency Letters of Credit, in each case, as set forth in Section 2.05 of the Restated Credit Agreement. As of the First Restatement Effective Date, all Dollar Letters of Credit and Multi-Currency Letters of Credit issued under the Existing Credit Agreement and outstanding on such date shall be deemed to be outstanding under the Restated Credit Agreement (as defined below) without any further action of any party hereto.
SECTION 3.    Amendment and Restatement of Existing Credit Agreement. With effect as of the First Restatement Effective Date, the Borrowers, the New Lenders, the Swingline Lender, the Dollar Issuing Bank, the Multi-Currency Issuing Bank and the Administrative Agent hereby amend and restate the Existing Credit Agreement in the form of Exhibit A hereto (as so amended and restated, the “Restated Credit Agreement”). The covenant baskets set forth in the Restated Credit Agreement are hereby refreshed as of the First Restatement Effective Date.
SECTION 4.    Conditions to Effectiveness of Restatement Agreement. This Restatement Agreement shall become effective as of the first date on which the following conditions shall have been satisfied or waived (the “First Restatement Effective Date”):
(a)    The Administrative Agent shall have received from each party hereto an executed counterpart of this Restatement Agreement (which may include facsimile transmission or other electronic imaging of a signed signature page of this Restatement Agreement).
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the lenders party hereto) of each of Simpson Thacher & Bartlett LLP, counsel for the Borrowers and the Restricted Subsidiaries, Arthur Cox, counsel for the Borrower, and Ice Miller LLP, special counsel in Indiana for Von Duprin LLC, (A) dated as of the First Restatement Effective Date and (B) covering such matters relating to the Loan Parties (as applicable) or the Loan Documents as the Administrative Agent shall reasonably request. Each of the Borrowers hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by this Restatement Agreement and any other legal matters relating to the Loan Parties or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the First Restatement Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrowers, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Restated Credit Agreement.
(e)    The Administrative Agent shall have received all arrangement fees, upfront fees, consent fees and other amounts (other than fees and disbursements of counsel) due and payable on or prior to the First Restatement Effective Date pursuant to the Fee Letters (as defined in the Arrangement Letter dated as of September 17, 2014, among the Borrowers and the Arrangers (as defined in the Restated Credit Agreement)).
(f)    The Administrative Agent shall have received, at least five Business Days prior to the First Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested at least five Business Days prior to the First Restatement Effective Date.
(g)    The Collateral and Guarantee Requirement shall have been satisfied to the extent applicable (and shall continue to be satisfied after giving effect to this Restatement Agreement) and the Administrative Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in each Security Document, except as otherwise set forth in the Collateral and Guarantee Requirement or Section 5.15 of the Restated Credit Agreement. The Administrative Agent shall have received a completed Perfection Certificate dated the First Restatement Effective Date and signed by a Financial Officer or legal officer of each Borrower, together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate, (ii) copies of the financing statements (or similar documents) disclosed by such search and (iii) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 of the Restated Credit Agreement or have been or will contemporaneously with the initial funding of the Loans on the First Restatement Effective Date be released or terminated.
(h)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07 of the Restated Credit Agreement and the Security Documents is in effect.

(i)    The Lenders shall have received a certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit L to the Restated Credit Agreement, certifying as to the solvency of the Borrower, the Co-Borrower and its Restricted Subsidiaries as of the First Restatement Effective Date on a consolidated basis after giving effect to the transactions contemplated hereby.
(j)    The Borrower shall have delivered to the Administrative Agent the notice required by Section 2.03 of the Restated Credit Agreement.
(k)    The Co-Borrower shall have delivered to the Administrative Agent the notice required by Section 2.08(c) of the Existing Credit Agreement with respect to the termination of the Existing Revolving Commitments.
(l)    The Co-Borrower shall have delivered to the Administrative Agent the notice required by Section 2.11 of the Existing Credit Agreement with respect to the repayment of the Existing Tranche A Term Loans, the Existing Tranche B Term Loans and any Existing Revolving Loans.
The Administrative Agent shall notify the Borrowers and the New Lenders of the First Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the New Lenders to make Loans, of the Swingline Lender to make Swingline Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Restated Credit Agreement) at or prior to 5:00 p.m., New York City time, on October 15, 2014.
SECTION 5.    Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent, the Swingline Lender, the Issuing Bank and each New Lender on the First Restatement Effective Date that:
(a)    This Restatement Agreement has been duly authorized, executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.
(b)    The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of the representations and warranties qualified or modified as to materiality, in all respects) on and as of the First Restatement Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct, or true and correct in all material respects (or in all respects, as applicable) as of such earlier date.
(c)    No Default or Event of Default has occurred and is continuing or would result from this Restatement Agreement.

SECTION 6.    Certain Post-Closing Matters. No later than 12:00 PM on the date that is 30 days after the First Restatement Effective Date (or such later date as agreed by the Administrative Agent), the Borrowers shall deliver to the Administrative Agent a supplement to the Perfection Certificate delivered pursuant to Section 4(g) as to the matters set forth on Schedules 11A, 11B and 11C dated as of a date no earlier than September 30, 2014.
SECTION 7.    Effects on Loan Documents; No Novation. (a) Except as expressly set forth herein, this Restatement Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, except to the extent such Loan Documents are terminated pursuant to the terms of this Restatement Agreement or in connection with the transactions contemplated hereby.
(b)    The execution, delivery and effectiveness of this Restatement Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Nothing herein shall be deemed to entitle any Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Restated Credit Agreement or any other Loan Document in similar or different circumstances.
(c)    This Restatement Agreement shall not discharge or release the priority of any Lien granted in favor of the Secured Parties under any Security Document. Nothing expressed or implied in this Restatement Agreement shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.
SECTION 8.    APPLICABLE LAW. THIS RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
SECTION 9.    Counterparts. This Restatement Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Restatement Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Restatement Agreement.
SECTION 10.    Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 9.01 of the Restated Credit Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ALLEGION PUBLIC LIMITED COMPANY,
By:
/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Senior Vice President and Chief Financial Officer

ALLEGION US HOLDING COMPANY INC.,
By:
/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Allegion Restatement Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender, Dollar Issuing Bank, Multi-Currency Issuing Bank and New Lender
By:
/s/ Robert D. Bryant
Name: Robert D. Bryant
Title: Vice President

[Signature Page to Allegion Restatement Amendment]

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT
Name of Lender: Bank of America, N.A.

By
/s/ Christopher DiBiase
Name: Christopher DiBiase
Title: Director

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

[Signature Page to Allegion Restatement Amendment]

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: BNP Paribas

By
/s/ Michael Kowalczuk
Name: Michael Kowalczuk
Title: Director

For any Lender requiring a second signature line:

Name of Lender: BNP Paribas

By
/s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: Citibank, N.A.

By
/s/ G. Paul Wood
Name: G. Paul Wood
Title: Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Credit Suisse AG, Cayman Islands Branch

By
/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By
/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT
Name of Lender: Goldman Sachs Bank USA, as a Lender

By
/s/ Nicole Ferry-Lacchia
Name: Nicole Ferry-Lacchia
Title: Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: Wells Fargo Bank, N.A.

By
/s/ John D. Brady
Name: John D. Brady
Title: Managing Director

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By
/s/ Belinda Tucker
Name: Belinda Tucker
Title: Managing Director

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: COMPASS BANK

By
/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT
Name of Lender: Fifth Third Bank

By
/s/ Mike Gifford
Name: Mike Gifford
Title: Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: HSBC Bank USA, N.A.

By
/s/ Graeme Robertson
Name: Graeme Robertson
Title: Senior Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: Mizuho Bank, Ltd.

By
/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: PNC Bank, N.A.

By
/s/ Michael Callas
Name: Michael Callas
Title: Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: TD Bank, N.A.

By
/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT
Name of Lender: U.S. Bank National Association

By
/s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: KeyBank, national association

By
/s/ Brian D. Smith
Name: Brian D. Smith
Title: Senior Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: The Huntington National Bank

By
/s/ Joshua D. Elsea
Name: Joshua D. Elsea
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: Associated Bank, National Association

By
/s/ Michael Berent
Name: Michael Berent
Title: SVP

For any Lender requiring a second signature line:

Name of Lender: Associated Bank, National Association

By
/s/ Michael Berent
Name: Michael Berent
Title: SVP

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT
Name of Lender: DZ Bank AG
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main
New York Bank

By
/s/ Mark P. Markowski
Name: Mark P. Markowski
Title: Senior Vice President

For any Lender requiring a second signature line:

Name of Lender: DZ Bank AG
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main
New York Bank

By
/s/ Paul Fitzpatrick
Name: Paul Fitzpatrick
Title: Senior Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: Sabadell United Bank, N.A.

By
/s/ Maurici Llado
Name: Maurici Llado
Title: EVP - Corporate and Commercial Banking

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Synovus Bank

By
/s/ John R. Frierson
Name: John R. Frierson
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: Mercantil Commercebank, N.A.

By
/s/ Alejandro Garrote
Name: Alejandro Garrote
Title: Corporate Loan Officer

For any Lender requiring a second signature line:

Name of Lender: Mercantil Commercebank, N.A.

By
/s/ John Viault
Name: John Viault
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: The Northern Trust Company

By
/s/ Michael Fornal
Name: Michael Fornal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT
Name of Lender: Eastern Bank

By
/s/ Daniel C. Field
Name: Daniel C. Field
Title: Senior Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT AND
RESTATEMENT AGREEMENT

Name of Lender: United Bank

By
/s/ Carla Balesano
Name: Carla Balesano
Title: Senior Vice President

For any Lender requiring a second signature line:

Name of Lender:___________________________

By

Name:
Title:

Schedule I

Commitments

Lender	Dollar Revolving Commitment	Multi-Currency Revolving Commitment	Tranche A Term Commitment

TOTAL	$400,000,000.00	$100,000,000.00	$975,000,000.00

EXHIBIT A

AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of
October 15, 2014,

among

ALLEGION PUBLIC LIMITED COMPANY,
as the Borrower,

ALLEGION US HOLDING COMPANY INC.,
as the Co-Borrower,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
J.P. MORGAN SECURITIES LLC,
BNP PARIBAS SECURITIES CORP.,
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
BBVA COMPASS BANK,
FIFTH THIRD BANK,
HSBC BANK USA, N.A.,
MIZUHO BANK LTD,
PNC CAPITAL MARKETS LLC,
TD BANK, N.A.
and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

[CS&M Ref. 6702-102]

TABLE OF CONTENTS
Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms 1

SECTION 1.02.	Classification of Loans and Borrowings 47

SECTION 1.03.	Terms Generally 47

SECTION 1.04.	Accounting Terms; GAAP 48

SECTION 1.05.	Pro Forma Calculations 48

SECTION 1.06.	Exchange Rates; Currency Equivalents 49

SECTION 1.07.	Transactions on and prior to Spin-Off Date 49
ARTICLE II

The Credits

SECTION 2.01.	Commitments 50

SECTION 2.02.	Loans and Borrowings 50

SECTION 2.03.	Requests for Borrowings 51

SECTION 2.04.	Swingline Loans 52

SECTION 2.05.	Letters of Credit 53

SECTION 2.06.	Funding of Borrowings 60

SECTION 2.07.	Interest Elections 61

SECTION 2.08.	Termination and Reduction of Commitments 62

SECTION 2.09.	Repayment of Loans; Evidence of Debt 63

SECTION 2.10.	Amortization of Term Loans 63

SECTION 2.11.	Prepayment of Loans 65

SECTION 2.12.	Fees 68

SECTION 2.13.	Interest 69

SECTION 2.14.	Alternate Rate of Interest 69

SECTION 2.15.	Increased Costs 70

SECTION 2.16.	Break Funding Payments 71

SECTION 2.17.	Taxes 72

SECTION 2.18.	Payments Generally; Pro Rata

Treatment; Sharing of Setoffs	76

SECTION 2.19.	Mitigation Obligations; Replacement of Lenders 77

SECTION 2.20.	Defaulting Lenders 78

SECTION 2.21.	Incremental Extensions of Credit 81

SECTION 2.22.	Extension of Maturity Date 85

SECTION 2.23.	Refinancing Facilities 87

i

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers 88

SECTION 3.02.	Authorization; Due Execution and Delivery; Enforceability 88

SECTION 3.03.	Governmental Approvals; No Conflicts 88

SECTION 3.04.	No Material Adverse Change 89

SECTION 3.05.	Properties 89

SECTION 3.06.	Litigation and Environmental Matters 89

SECTION 3.07.	Compliance with Laws 90

SECTION 3.08.	Anti-Terrorism Laws; Anti Corruption Laws 90

SECTION 3.09.	Investment Company Status 90

SECTION 3.10.	Federal Reserve Regulations 90

SECTION 3.11.	Taxes 91

SECTION 3.12.	ERISA 91

SECTION 3.13.	Disclosure 91

SECTION 3.14.	Subsidiaries 91

SECTION 3.15.	[Reserved.] 92

SECTION 3.16.	Labor Matters 92

SECTION 3.17.	Solvency 92

SECTION 3.18.	Collateral Matters 92

SECTION 3.19.	Designation as Senior Debt 93
ARTICLE IV

Conditions

SECTION 4.01.	Effective Date 93

SECTION 4.02.	Each Credit Event 96
ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information 97

SECTION 5.02.	Notices of Material Events 99

SECTION 5.03.	Information Regarding Collateral 99

SECTION 5.04.	Existence; Conduct of Business 99

SECTION 5.05.	Payment of Taxes 100

SECTION 5.06.	Maintenance of Properties 100

SECTION 5.07.	Insurance 100

SECTION 5.08.	[Reserved.] 100

SECTION 5.09.	Books and Records; Inspection and Audit Rights 100

SECTION 5.10.	Compliance with Laws 101

SECTION 5.11.	Use of Proceeds; Letters of Credit 101

SECTION 5.12.	Additional Subsidiaries 101

SECTION 5.13.	Further Assurances 101

SECTION 5.14.	Credit Ratings 102

SECTION 5.15.	Post-First Restatement Effective Date Matters 102

SECTION 5.16.	Designation as Senior Debt 102

SECTION 5.17.	Designation of Subsidiaries 102

SECTION 5.18.	Spin-Off Documents 103
ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness; Certain Equity Securities 103

SECTION 6.02.	Liens 106

SECTION 6.03.	Fundamental Changes 107

SECTION 6.04.	Investments, Loans, Advances,

Guarantees and Acquisitions	108

SECTION 6.05.	Asset Sales 111

SECTION 6.06.	Sale and Leaseback Transactions 113

SECTION 6.07.	Hedging Agreements 113

SECTION 6.08.	Restricted Payments; Certain

Payments of Junior Indebtedness	113

SECTION 6.09.	Transactions with Affiliates 115

SECTION 6.10.	Restrictive Agreements 115

SECTION 6.11.	Amendment of Material Documents 116

SECTION 6.12.	Interest Expense Coverage Ratio 116

SECTION 6.13.	Total Leverage Ratio 117

SECTION 6.14.	Changes in Fiscal Periods 117
ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default 117

SECTION 7.02.	Exclusion of Certain Subsidiaries 120
ARTICLE VIII

The Administrative Agent
ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices 125

SECTION 9.02.	Waivers; Amendments 127

SECTION 9.03.	Expenses; Indemnity; Damage Waiver 130

SECTION 9.04.	Successors and Assigns 132

SECTION 9.05.	Survival 137

SECTION 9.06.	Counterparts; Integration; Effectiveness 137

SECTION 9.07.	Severability 137

SECTION 9.08.	Right of Setoff 138

SECTION 9.09.	Governing Law; Jurisdiction;

Consent to Service of Process	138

SECTION 9.10.	WAIVER OF JURY TRIAL 139

SECTION 9.11.	Headings 139

SECTION 9.12.	Confidentiality 139

SECTION 9.13.	Interest Rate Limitation 140

SECTION 9.14.	Release of Liens and Guarantees 140

SECTION 9.15.	USA PATRIOT Act Notice 141

SECTION 9.16.	No Fiduciary Relationship 141

SECTION 9.17.	Non-Public Information 141

SECTION 9.18.	Joint and Several Liability 141

SECTION 9.19.	Currency Indemnity 143

SCHEDULES:

Schedule 1.02 — Mortgaged Property
Schedule 2.01 — Commitments
Schedule 2.05 — Existing Letters of Credit
Schedule 3.14 — Subsidiaries
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.05 — Proposed Asset Sales
Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A    — Form of Assignment and Assumption
Exhibit B    — [Reserved]
Exhibit C    — Form of Collateral Agreement
Exhibit D    — Form of Perfection Certificate
Exhibit E    — Form of Supplemental Perfection Certificate
Exhibit F    — Form of Global Intercompany Note
Exhibit G    — Auction Procedures
Exhibit H    — Form of Affiliated Lender Assignment and Assumption
Exhibit I    — Form of Maturity Date Extension Request
Exhibit J-1    — Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-2    — Form of U.S. Tax Compliance Certificate for Non-U.S. Participants
that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-3    — Form of U.S. Tax Compliance Certificate for Non-U.S. Participants
that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-4    — Form of U.S. Tax Compliance Certificate for Foreign Lenders
that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K    — [Reserved]
Exhibit L    — Form of Solvency Certificate

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 15, 2014 (this “Agreement”), among ALLEGION PUBLIC LIMITED COMPANY, an Irish public limited company, ALLEGION US HOLDING COMPANY INC., a Delaware corporation, the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Lender” has the meaning assigned to such term in Section 2.21(c).
“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the EURIBO Rate for such Interest Period.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period (or, solely for purposes of clause (c) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) for Borrowings denominated in dollars, (i) the LIBO Rate for dollars for such Interest Period (or such date, as applicable) multiplied by (ii) the Statutory Reserve Rate and (b) for Borrowings denominated in a Permitted Foreign Currency (other than Euro), the LIBO Rate for such currency for such Interest Period.
“Administrative Agent” means JPMCB (including its branches and affiliates), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.
“Aggregate Dollar Revolving Commitment” means, at any time, the sum of the Dollar Revolving Commitments of all the Dollar Revolving Lenders at such time.

“Aggregate Dollar Revolving Exposure” means, at any time, the sum of the Dollar Revolving Exposures of all the Dollar Revolving Lenders at such time.
“Aggregate Multi-Currency Revolving Commitment” means, at any time, the sum of the Multi-Currency Revolving Commitments of all the Multi-Currency Revolving Lenders at such time.
“Aggregate Multi-Currency Revolving Exposure” means, at any time, the sum of the Multi-Currency Revolving Exposures of all the Multi-Currency Revolving Lenders at such time.
“Aggregate Revolving Commitment” means, at any time, the Aggregate Dollar Revolving Commitments or the Aggregate Multi-Currency Revolving Commitments, in each case at such time, as the context may require.
“Aggregate Revolving Exposure” means, at any time, the Aggregate Dollar Revolving Exposure or the Aggregate Multi-Currency Revolving Exposure, in each case at such time, as the context may require.
“Agreement” has the meaning assigned to such term in the introductory statement to this Credit Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the LIBO Screen Rate for a deposit in dollars and an Interest Period of one month, as such rate appears at approximately 11:00 a.m., London time, on such day. If no LIBO Screen Rate shall be available for an Interest Period of one month but LIBO Screen Rates shall be available for maturities both longer and shorter than an Interest Period of one month, then the Adjusted LIBO Rate for purposes of clause (c) above shall be based on the Interpolated Screen Rate on the applicable date of determination. Notwithstanding the foregoing, if the Adjusted LIBO Rate (determined as provided above) shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Incremental Facility Debt” means any Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes or senior unsecured notes; provided that (i) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and is not secured by any property or assets of a Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred

(except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition), (iii) mandatory prepayments of any such Indebtedness that is secured on a junior basis or that is unsecured shall not be required except to the extent that prepayments are not required to be made in respect of the Term Loans hereunder and under any other Indebtedness permitted under Section 6.01 that is permitted to be secured by the Collateral on a pari passu basis with the Term Loans (and then only to the extent such prepayment is permitted under this Agreement and any indenture or other agreement related to such other Indebtedness), (iv) if such Indebtedness is secured, the security agreement relating to such Indebtedness is not materially more favorable to the secured parties thereunder (when taken as a whole) than the Collateral Agreement is to the Lenders, (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (vi) if such Indebtedness is secured, a trustee or note agent acting on behalf of the holders of such Indebtedness shall have become party to customary intercreditor arrangements mutually agreed with the Administrative Agent.
“Applicable Credit Rating” means, at any time, the corporate rating or corporate family rating (as applicable) of the Borrower or Co-Borrower (as applicable) provided for under this Agreement by Moody’s and S&P at such time.
“Applicable Rate” means, for any day,
(a) [Reserved];
(b) with respect to (i) any Loan that is a Tranche A Term Loan, a Revolving Loan or a Swingline Loan and (ii) the commitment fees payable hereunder in respect of Revolving Loans (x) after the First Restatement Effective Date but on or prior to March 31, 2015, the applicable rate per annum set forth below under Pricing Level II and (y) thereafter, the applicable rate per annum set forth below under the applicable caption, based upon the Applicable Credit Rating in effect on such date:

Pricing Level	Applicable Credit Rating (Moody’s/S&P)	Eurocurrency Loans and EURIBOR Loans	ABR Loans	Commitment Fee
I	Lower than Ba1 and BB+ or unrated	2.00%	1.00%	0.30%
II	Ba1 and BB+ Ba1 and BB Ba2 and BB+	1.75%	0.75%	0.25%
III	Higher than Ba1 or BB+	1.50%	0.50%	0.20%

For purposes of this clause (b), (i) if either Moody’s or S&P shall not have in effect an Applicable Credit Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established an Applicable Credit Rating in Pricing Level I, (ii) if the Applicable Credit Ratings established or deemed to be established by Moody’s and S&P shall fall within different Pricing Levels above, the Applicable Rate shall be based upon the lower Applicable Credit Rating unless the Applicable Credit Ratings differ by two Pricing Levels, in which case the Applicable Rate will be based upon the Pricing Level one Pricing Level above that corresponding to the lower Applicable Credit Rating, (iii) if the Applicable Credit Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the ratings system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, (iv) if the Applicable Credit Ratings established or deemed to be established by either Moody’s or S&P shall have been placed on a negative watch, such Applicable Credit Rating, as applicable, shall be deemed to be downgraded to the next lower rating while such negative watch is in effect and (v) for the avoidance of doubt, if one of the Applicable Credit Ratings established or deemed to be established by Moody’s and S&P is higher than Ba1 or BB+, as applicable, and the other Applicable Credit Rating established or deemed to be established by Moody’s and S&P is not lower than Ba1 or BB+, as applicable, the Applicable Rate will be based upon Pricing Level III. Each change in the Applicable Rate shall apply during the period commencing on the effective date of any change in the Applicable Credit Rating and ending on the date immediately preceding the effective date of the next change in the Applicable Credit Rating. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.
“Arrangers” means, collectively, J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans pursuant to the Auction Procedures.
“Auction Manager” means any financial institution or advisor employed by the Borrowers (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that the Borrowers shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).
“Auction Procedures” means the procedures set forth in Exhibit G.
“Auction Purchase Offer” means an offer by a Purchasing Borrower Party to purchase Term Loans of one or more Classes pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(e).
“Available Amount” means, at any time, (a) the sum of (i) $50,000,000, plus (ii) the sum of Excess Cash Flow for each fiscal year of the Borrower ended after the Effective Date in respect of which financial statements have been delivered pursuant to Section 5.01(a) (to the extent such Excess Cash Flow amount exceeds $0), plus (iii) the Net Proceeds from any sale or issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower after the Effective Date to the extent such Net Proceeds are received by the Borrower, plus (iv) the aggregate amount of prepayments declined by the Term Lenders and retained by the Borrower pursuant to Section 2.11(e) (provided that any increase in the Available Amount pursuant to this clause (iv) shall not be used to make any Restricted Payment) plus (v) the amount of any investment made using the Available Amount of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries minus (b) the sum at such time of (i) all prepayments required to be made under Section 2.11(c) in respect of Excess Cash Flow for each fiscal year of the Borrower in respect of which financial statements have been delivered pursuant to Section 5.01(a), plus (ii) investments, loans and advances previously or concurrently made under Section 6.04(u) in reliance on the Available Amount, plus (iii) Restricted Payments previously or concurrently made under Section 6.08(a)(xii) in reliance on the Available Amount, plus (iv) prepayments of Indebtedness previously or concurrently made under Section 6.08(b)(iv) in reliance on the Available Amount.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Blocked Person” means any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower”, individually, means Allegion Public Limited Company, an Irish public limited company, and “Borrowers” means the Borrower and the Co-Borrower. For the avoidance of doubt, in any Loan Document, references to “a Borrower”, “any Borrower”, “each Borrower”, “either Borrower” and similar indefinite references mean either the Borrower or the Co-Borrower (and “no Borrower” and similar indefinite references means neither the Borrower nor the Co-Borrower).
“Borrowing” means (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
“Borrowing Minimum” means (a) in the case of a Eurocurrency Borrowing denominated in dollars, $5,000,000, (b) in the case of a Eurocurrency Borrowing denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $5,000,000 and (c) in the case of an ABR Borrowing, $1,000,000.
“Borrowing Multiple” means (a) in the case of a Eurocurrency Borrowing denominated in dollars, $500,000, (b) in the case of a Eurocurrency Borrowing denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $500,000 and (c) in the case of an ABR Borrowing, $100,000.
“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of a written Borrowing Request, in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03 or 2.04, as applicable.
“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market or any day on which banks in London are not open for general business and (b) when used in connection with any EURIBOR Loan, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro or any day on which banks in London are not open for general business.
“Calculation Date” means (a) the last Business Day of each calendar quarter, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Multi-Currency Revolving Loan or (ii) the issuance, amendment, renewal or extension of a Multi-Currency Letter of Credit and (c) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion.
“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrowers and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrowers and the Restricted Subsidiaries during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), (ii) made by a Borrower or any Restricted Subsidiary as payment of the consideration for any acquisition permitted by this Agreement, (iii) made by a Borrower or any Restricted Subsidiary to effect leasehold improvements to any property leased by such Borrower or such Restricted Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, (iv) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by a Borrower or any Restricted Subsidiary and (v) made with the Net Proceeds from the issuance of Qualified Equity Interests.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, corporate credit card and other card services, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to a Borrower or any Restricted Subsidiary.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, of any Equity Interest in the Co-Borrower by any Person other than the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of 35% or more on a fully diluted basis of the Voting Equity Interests in the Borrower; (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of consummation of the Spin-Off, (ii) nominated by the board of directors of the Borrower or (iii) appointed by directors who were directors of the Borrower on the date of consummation of the Spin-Off or were so nominated as provided in subclause (ii) of this clause (c); or (d) the occurrence of a “Change in Control” as defined in the Senior Unsecured Notes Documents.
“Change in Law” means the occurrence, after the Escrow Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Dollar Revolving Loans, Multi-Currency Revolving Loans, Tranche A Term Loans, Incremental Revolving Loans, Incremental Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Dollar Revolving Commitment, Multi-Currency Revolving Commitment, Tranche A Term Commitment, a Commitment in respect of any Incremental Revolving Loans or a Commitment in respect of any Incremental Term Loans, (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class Classes and (d) any Letter of Credit, refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multi-Currency Letter of Credit. Incremental Revolving Loans and Incremental Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.
“Co-Borrower” means Allegion US Holding Company Inc., a Delaware corporation.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.
“Collateral Agreement” means the Guarantee and Collateral Agreement among the Borrowers, the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit C or any other collateral agreement reasonably requested (in accordance with the Collateral and Guarantee Requirement) by the Administrative Agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a) the Administrative Agent shall have received from each Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person;
(b) (i) all outstanding Equity Interests of the Co-Borrower and each Restricted Subsidiary that is a Material Subsidiary, in each case owned by any Loan Party, shall have been pledged pursuant to the Collateral Agreement; provided that the Loan Parties shall not be required to pledge (x) more than 65% of the outstanding Voting Equity Interests of any first-tier Foreign Subsidiary or any Foreign-Subsidiary Holding Company, (y) any of the outstanding Voting Equity Interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary or (z) any Equity Interests to the extent that a pledge of such Equity Interests is prohibited by any requirements of law or contract (so long as any contractual restriction is not incurred in contemplation of such entity becoming a subsidiary of the Borrower) and (ii) the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (provided that no Loan Party shall have any obligation to deliver a certificate or other instrument representing any such Equity Interest if such Equity Interest is uncertificated);
(c) all Indebtedness of each Borrower and each Subsidiary, and all other Indebtedness of any Person in a principal amount of $10,000,000 or more, in each case, that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes (or, if applicable, in lieu thereof, the Global Intercompany Note), together with undated instruments of transfer with respect thereto endorsed in blank;
(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;
(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, together with such amendments thereto as are necessary from time to time to secure the Borrowers’ Obligations under this Agreement, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that the requirements of the foregoing clauses (i), (ii) and (iv) shall be completed on or before the date that is 90 days after the First Restatement Effective Date (or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) in accordance with Section 5.15; and
(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets, rights or properties of the Loan Parties, or the provision of Guarantees by any Designated Subsidiary, if and for so long as the Administrative Agent, in consultation with the Borrower, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets, rights or properties, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, rights or properties, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material Taxes on Lenders)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative

Agent may grant extensions of time for the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets, rights or properties of the Loan Parties or the provision of Guarantees by any Designated Subsidiary (including extensions beyond the Effective Date or in connection with assets, rights or properties acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such creation or perfection of security interests, obtaining of title insurance, legal opinions or other deliverables, or provision of Guarantees cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. In the event that the Borrower designates a Restricted Subsidiary that is organized in a Permitted Jurisdiction as a Designated Subsidiary pursuant to Section 5.12(b), such Designated Subsidiary may deliver, in lieu of the Collateral Agreement, local law security documents (including guarantee limitations) as are reasonable or customary in such Permitted Jurisdiction in light of such Designated Subsidiary’s size or assets, or such documents as the Administrative Agent may otherwise agree to accept in lieu of the Collateral Agreement, and in each case, delivery of such documents shall be deemed to satisfy the Collateral and Guarantee Requirement.
“Commitment” means (a) with respect to any Lender, such Lender’s Dollar Revolving Commitment, Multi-Currency Revolving Commitment, Tranche A Term Commitment, commitment in respect of any Incremental Revolving Loans or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires) and (b) with respect to the Swingline Lender, its Swingline Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Consenting Lender” has the meaning assigned to such term in Section 2.22(a).
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of, without duplication, (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrowers and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the Borrowers and the Restricted Subsidiaries that are required to be capitalized rather than included in consolidated interest expense of the Borrower for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, and (iv) all cash dividends paid or payable during such period in respect of Disqualified Equity Interests of the Borrower; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the Borrower (expressed as a decimal) for such period (as estimated by a Financial Officer of the Borrower in good faith) minus (b) the sum of, without duplication, (i) interest income of the Borrowers and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. Consolidated Cash Interest Expense shall be deemed to be (a) for the four fiscal quarter period ended December 31, 2013, Consolidated Cash Interest Expense for the period from the Effective Date to and including December 31, 2013, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to December 31, 2013, (b) for the four fiscal quarter period ended March 31, 2014, Consolidated Cash Interest Expense for the period from the Effective Date to and including March 31, 2014, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to March 31, 2014, (c) for the four fiscal quarter period ended June 30, 2014, Consolidated Cash Interest Expense for the period from the Effective Date to and including June 30, 2014, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to June 30, 2014, and (d) for the four fiscal quarter period ended September 30, 2014, Consolidated Cash Interest Expense for the period from the Effective Date to and including September 30, 2014, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to September 30, 2014.
“Consolidated Debt” means, as of any date, the aggregate principal amount of Indebtedness of the type specified in clauses (a), (b), (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (f) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (g), (h) (but only to the extent issued in support of Indebtedness of others of the types specified in clauses (a), (b) and (g) of the definition thereof) and (j) of the Borrowers and the Restricted Subsidiaries outstanding as of such date determined on a consolidated basis.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i) interest expense for such period, (ii) consolidated income tax expense of the Borrowers and the Restricted Subsidiaries for such period, (iii) depreciation and amortization expense of the Borrowers and the Restricted Subsidiaries for such period, (iv) fees and expenses incurred during such period in connection with the Transactions, (v) fees and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof, (vi) charges for impairment of inventory during such period and non-recurring charges incurred during such period in respect of restructurings, plant closings, headcount reductions or other similar actions, including severance charges in respect of employee terminations, in an aggregate amount for all such charges not to exceed 10.0% of Consolidated EBITDA for such period as determined prior to such add-back, (vii) any non-cash charges, losses or expenses of the Borrowers and the Restricted Subsidiaries for such period (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than (x) any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by this Agreement and (y) any charge for impairment of inventory that is permitted by clause (vi) above), (viii) any losses during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, (ix) any expense during such period relating to deferred compensation and other equity-based compensation plans, defined benefits pension or post-retirement benefit plans, (x) any losses during such period resulting from the sale or disposition of any asset of the Borrowers or any Restricted Subsidiary outside the ordinary course of business and (xi) the cumulative effect of a change in accounting principles; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges), (ii) any income during such period relating to deferred compensation and other equity-based compensation plans, defined benefits pension or post-retirement benefit plans, (iii) cash payments during such period relating to deferred compensation and other equity-based compensation plans and cash contributions to defined benefits pension or post-retirement benefit plans in an amount not to exceed the amount included in Consolidated EBITDA pursuant to clause (a)(x) above, (iv) all gains during such period resulting from the sale or disposition of any asset of any Borrower or any Subsidiary outside the ordinary course of business, (v) any gains during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, (vi) the cumulative effect of a change in accounting principles and (vii) solely for determining compliance with Section 6.12, interest income. In the event any Subsidiary shall be a Subsidiary that is not wholly owned by the Borrower, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Borrower, attributable to such Subsidiary, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Subsidiary.
“Consolidated Net Debt” means, as of any date, (a) Consolidated Debt minus (b) the amount of unrestricted cash and cash equivalents (other than unrestricted cash and cash equivalents (i) in excess of $50,000,000 that are held by Restricted Subsidiaries that are not Subsidiary Loan Parties or (ii) which are held in the People’s Republic of China or Venezuela by Restricted Subsidiaries that are not Subsidiary Loan Parties) held on such date by the Borrowers, the Subsidiary Loan Parties and the other Restricted Subsidiaries, not to exceed $125,000,000.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrowers and the Restricted Subsidiaries for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Borrowers and the Restricted Subsidiaries for such period; provided that there shall be excluded (a) the income of any Person (other than the Borrowers) that is not a Restricted Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to the Borrowers or, subject to clauses (b) and (c) of this proviso, any Restricted Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) of this proviso paid to, any Restricted Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Restricted Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived and (c) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
“Consolidated Senior Secured Debt” means, as of any date, Consolidated Debt minus the sum of (a) the portion of Indebtedness of the Borrowers and the Restricted Subsidiaries included in Consolidated Debt that is not secured by any Lien on property or assets of the Borrowers or the Restricted Subsidiaries and (b) the portion of Indebtedness of the Borrowers and the Restricted Subsidiaries included in Consolidated Debt that is secured by Liens on property or assets of the Borrowers or the Restricted Subsidiaries, which Liens are expressly subordinated or junior to the Liens securing the Term Loans and the Revolving Loans other than, in the case of clauses (a) and (b), outstanding Indebtedness of Subsidiaries that are not Loan Parties.
“Consolidated Total Assets” means the total assets of the Borrowers and the Restricted Subsidiaries determined in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.
“Currency Due” has the meaning assigned to such term in Section 9.19(a).
“Declining Lender” has the meaning assigned to such term in Section 2.22(a).
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each other Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of an executive officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).
“Designated Subsidiary” means each wholly owned Restricted Subsidiary other than (a) a Restricted Subsidiary that is (i) a Foreign Subsidiary, (ii) a Foreign-Subsidiary Holding Company and (iii) a Subsidiary of a Foreign Subsidiary or a Foreign-Subsidiary Holding Company, (b) a Subsidiary that is not a Material Subsidiary or (c) a Restricted Subsidiary that is not permitted by law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received, or for which the provision of such Guarantee would result in a material adverse tax consequence to the Borrowers and the Restricted Subsidiaries, taken as a whole (as reasonably determined in good faith by the Borrower); provided that the term “Designated Subsidiary” shall include any Restricted Subsidiary described in clause (a) or (b) of this definition that is designated as a “Designated Subsidiary” in accordance with Section 5.12(b).
“Disqualified Equity Interest” means any Equity Interest that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Loans or if the terms of such Equity Interest provides that a Person may not repurchase such Equity Interest unless such Person would be permitted to do so in compliance with Section 6.08 or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (j) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that (x) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (y) any Equity Interest that would constitute a Disqualified Equity Interest solely as a result of a redemption feature that is conditioned upon, or subject to, compliance with Section 6.08 shall not constitute a Disqualified Equity Interest.
“Distribution Agreement” means the Separation and Distribution Agreement between Ingersoll Rand and the Borrower, to be dated on or prior to the Spin-Off Date.

“Documentation Agents” means, collectively, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BBVA Compass Bank, Fifth Third Bank, HSBC Bank USA, N.A., Mizuho Bank Ltd, PNC Capital Markets LLC, TD Bank, N.A. and U.S. Bank National Association.
“Dollar Applicable Percentage” means, at any time with respect to any Dollar Revolving Lender, the percentage of the Aggregate Dollar Revolving Commitment represented by such Lender’s Dollar Revolving Commitment at such time. If the Dollar Revolving Commitments have terminated or expired, the Dollar Applicable Percentages shall be determined based upon the Dollar Revolving Commitments most recently in effect, giving effect to any assignments of Dollar Revolving Loans, Dollar LC Exposures and Swingline Exposures that occur after such termination or expiration.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any Permitted Foreign Currency, the equivalent amount thereof in dollars at such time as determined in accordance with Section 1.06(a).
“Dollar Issuing Bank” means (a) JPMCB and (b) each Dollar Revolving Lender that shall have become a Dollar Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be a Dollar Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Dollar Letters of Credit hereunder. Each Dollar Issuing Bank may, in its discretion, arrange for one or more Dollar Letters of Credit to be issued by Affiliates of such Dollar Issuing Bank, in which case the term “Dollar Issuing Bank” shall include any such Affiliate with respect to Dollar Letters of Credit issued by such Affiliate.
“Dollar LC Disbursement” means a payment made by a Dollar Issuing Bank pursuant to a Dollar Letter of Credit.
“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time and (b) the aggregate amount of all Dollar LC Disbursements that have not yet been reimbursed by or on behalf of the Co-Borrower at such time. The Dollar LC Exposure of any Dollar Revolving Lender at any time shall be such Lender’s Dollar Applicable Percentage of the aggregate Dollar LC Exposure at such time.
“Dollar Letter of Credit” means any letter of credit denominated in dollars issued pursuant to this Agreement by a Dollar Issuing Bank under the Dollar Revolving Commitments, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Dollar Revolving Borrowing” means Dollar Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Dollar Revolving Loans, as to which a single Interest Period is in effect.
“Dollar Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Dollar Revolving Loans and to acquire participations in Dollar Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Dollar Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Dollar Revolving Commitment, as applicable. The initial aggregate amount of the Lender’s Dollar Revolving Commitments is $400,000,000.
“Dollar Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Dollar Revolving Loans, (b) such Lender’s Dollar LC Exposure and (c) such Lender’s Swingline Exposure, in each case at such time.
“Dollar Revolving Lender” means a Lender with a Dollar Revolving Commitment or, if the Dollar Revolving Commitments have terminated or expired, a Lender with Dollar Revolving Exposure.
“Dollar Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“Effective Date” means the date on which the conditions specified in Section 4.01 were satisfied, which date was November 26, 2013.
“Effective Date Dividend” means the payment, on or after the Effective Date (but no later than the Spin-Off Date), of a cash dividend or other cash transfer in an aggregate amount not to exceed $1,500,200,000 by the Co-Borrower, through intervening subsidiaries of Ingersoll Rand, to Ingersoll Rand with a portion of the Net Proceeds of the Term Loans (as defined prior to the First Restatement Effective Date) and the Senior Unsecured Notes.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender, any Borrower, any Subsidiary or any other Affiliate of the Borrower.
“Employee Matters Agreement” means the Employee Matters Agreement between Ingersoll Rand and the Borrower, to be dated on or prior to the Spin-Off Date.
“Environmental Law” means any treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters, to the extent relating to the environment or the management of or exposure to Hazardous Materials.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract or agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041 or 4041(A) of ERISA, respectively, (f) the receipt by any Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 or 4041A of ERISA, respectively, or to appoint a trustee to administer any Plan, (g) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.
“Escrow Agreement” means the escrow agreement among the Borrower, the Co-Borrower and JPMCB, in its capacities as a Lender and Administrative Agent hereunder and the escrow agent thereunder, and on behalf of the Lenders party hereto, pursuant to which the executed signature pages to this Agreement shall be delivered into escrow.
“Escrow Date” means the effective date of the Escrow Agreement, which date is September 27, 2013.
“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, a rate per annum equal to the Euro interbank offered rate as administered by the

Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for a deposit in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page EURIBOR 01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “EURIBO Screen Rate”), at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period. If no EURIBO Screen Rate shall be available for a particular Interest Period but EURIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the EURIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the EURIBO Rate, determined as provided above, would otherwise be less than zero, then the EURIBO Rate shall be deemed to be zero for all purposes.
“EURIBO Screen Rate” has the meaning assigned to such term in the definition of the “EURIBO Rate”.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.
“Euro” or “€”means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any fiscal year of the Borrower, the sum (without duplication) of:
(a) the consolidated net income (or loss) of the Borrowers and the Restricted Subsidiaries for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by the Borrower to the extent such income or loss is attributable to the noncontrolling interest in such consolidated Restricted Subsidiary and (ii) any gains or losses attributable to Prepayment Events; plus
(b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus
(c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrowers and the Restricted Subsidiaries increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrowers and the Restricted Subsidiaries decreased during such fiscal year; minus
(d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year, (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrowers and the Restricted Subsidiaries decreased during such fiscal year and (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrowers and the Restricted Subsidiaries increased during such fiscal year; minus
(e) the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources) and (ii) cash consideration paid during such fiscal year to make acquisitions or other investments (other than Permitted Investments) (except to the extent financed from Excluded Sources); minus
(f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrowers and the Restricted Subsidiaries during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Aggregate Revolving Commitment or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans prepaid pursuant to Section 2.11(a), (c) or (d) and Revolving Loans prepaid pursuant to Section 2.11(a) and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources; minus
(g) the aggregate amount (not to exceed $75,000,000 in any fiscal year of the Borrower) of Restricted Payments made by the Borrower in cash during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made) pursuant to Section 6.08(a), except to the extent that such Restricted Payments (i) are made to fund expenditures that reduce consolidated net income (or loss) of the Borrowers and the Restricted Subsidiaries or (ii) are financed from Excluded Sources.
In addition to the foregoing, at the option of the Borrower, Excess Cash Flow shall also be reduced by any expenditure, payment, repayment or prepayment described in the immediately-preceding clauses (e), (f) and (g) (subject to the limitations set forth in the applicable clause) to the extent that any Borrowers or any Restricted Subsidiary has entered into a legally binding commitment during the applicable fiscal year of the Borrower (or after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is made) to make such expenditure, payment, repayment or prepayment during the next succeeding fiscal year of the Borrower; provided, however, that, if such expenditure, payment, repayment or prepayment is not so made in such subsequent fiscal year, then Excess Cash Flow for such fiscal year shall be increased by an amount equal to the aggregate deduction to Excess Cash Flow taken by the Borrower for the immediately preceding fiscal year in respect of such expenditure, payment, repayment or prepayment.

“Exchange Act” means the United States Securities Exchange Act of 1934.
“Exchange Rate” means, on any day, with respect to the applicable Permitted Foreign Currency, the rate at which such currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page “FX=” for such currency. In the event that such rate does not appear on any Reuters World Currency Page, then the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the applicable Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the applicable Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness or Capital Lease Obligations and (b) proceeds of any issuance or sale of Equity Interests in any Borrower or any Restricted Subsidiary (other than issuances or sales of Equity Interests to any Borrower or any Restricted Subsidiary) or any capital contributions to any Borrower or any Restricted Subsidiary (other than any capital contributions made by any Borrower or any Restricted Subsidiary).
“Excluded Swap Guarantor” means any Borrower or any Subsidiary Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Swap Obligations” means, with respect to any Borrower or any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Borrower or such Subsidiary Loan Party of, or the grant by such Borrower or such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:
(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case
    (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or
(ii) that are Other Connection Taxes,

(b) in the case of a Lender, Irish or U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which
(i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.19(b) or 9.02(c)) or
(ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office,
(c) in respect of Loans to the Borrower,
(i) any Irish withholding tax if the relevant Lender is not an Irish Qualifying Lender, unless the reason that such Lender is not an Irish Qualifying Lender is a change after the date on which it became a Lender in respect of such Loan in (or in the interpretation, administration or application of) any law or any Irish Tax Treaty or any published practice or published concession of any relevant Governmental Authority in Ireland or
(ii) any Irish withholding tax that is imposed on payments of interest made to a Lender if at the time the payment falls due the relevant Lender is an Irish Treaty Lender and the Lender has failed to complete any necessary procedural formalities under Section 2.17(g),
(d) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and
(e) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(a).
“Existing Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).
“Extension Effective Date” has the meaning assigned to such term in Section 2.22(a).
“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Escrow Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Section of the Code (or any such amended or successor version thereof) and any law, regulation, provision or official interpretation in any jurisdiction introduced in connection with any such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.
“First Restatement Agreement” means that certain Amendment and Restatement Agreement dated as of the date hereof, among the Borrowers, the Administrative Agent and the Lenders party thereto.
“First Restatement Effective Date” means October 15, 2014, which was the “First Restatement Effective Date” under and as defined in the First Restatement Agreement.
“First Restatement Transactions” means the (a) amendment and restatement of the Credit Agreement dated as of November 26, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof), among the Borrowers, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, (b) borrowing of new term loans in an aggregate principal amount of $975,000,000, (c) repayment in full of all “Tranche B Term Loans” and the “Tranche A Term Loans” made on the Effective Date as set forth in the First Restatement Agreement and (d) the refinancing of the $500,000,000 revolving credit facilities as set forth in the First Restatement Agreement.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under Requirements of Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Requirements of Law or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in any Borrower or any Restricted Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, then a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if a Borrower is not a U.S. Person, then a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any one or more of the Restricted

Subsidiaries primarily for the benefit of employees or other service providers of such Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Foreign Subsidiary Disposition” has the meaning assigned to such term in Section 2.11(h).
“Foreign-Subsidiary Holding Company” means any Restricted Subsidiary substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries, intellectual property relating to such Foreign Subsidiaries and any other assets incidental thereto.
“Form 10” means the registration statement on Form 10, originally filed by the Borrower with the SEC on June 17, 2013, as amended.
“GAAP” means generally accepted accounting principles in the United States of America.
“Global Intercompany Note” means the global intercompany note substantially in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold which are regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of a Borrower or any Subsidiary shall be a Hedging Agreement.
“Incremental Extensions of Credit” has the meaning assigned to such term in Section 2.21(a).
“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.21(c).
“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).
“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21(a).
“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).
“Incremental Tranche A Term Loan” means any Incremental Term Loan that would be considered a “Term A” loan under then-existing customary market convention.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable and other accrued or cash management obligations, in each case incurred in the ordinary course of business and (ii) any earnout obligation until such obligation ceases to be contingent), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all

Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout ceases to be contingent. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information Memorandum” means the Confidential Information Memorandum dated September 2013, relating to the Transactions.
“Ingersoll Rand” means Ingersoll-Rand plc, an Irish public limited company.
“Intellectual Property License Agreement” means the Intellectual Property License Agreement between Ingersoll Rand or one of its Affiliates and the Borrower, to be dated on or prior to the Spin-Off Date.
“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be, in the case of a written Interest Election Request, in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.07.
“Interest Expense Coverage Ratio” has the meaning assigned to such term in Section 6.12.
“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means (a) with respect to any Eurocurrency Borrowing for any Interest Period (or with respect to the calculation of the Alternate Base Rate as provided in clause (c) of the definition thereof for an Interest Period of one month), a rate per annum which results from interpolating on a linear basis between (i) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (ii) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period (or, with respect to the calculation of the Alternate Base Rate as provided in clause (c) of the definition thereof, at approximately 11:00 a.m., London time, on the date of determination thereof), and (b) with respect to any EURIBOR Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (i) the applicable EURIBO Screen Rate for the longest maturity for which a EURIBO Screen Rate is available that is shorter than such Interest Period and (ii) the applicable EURIBO Screen Rate for the shortest maturity for which a EURIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period.
“Investment Company Act” means the U.S. Investment Company Act of 1940.
“Irish Qualifying Jurisdiction” means (a) a member state of the European Union other than Ireland, (b) a jurisdiction with which Ireland has entered into an Irish Tax Treaty that has the force of law, or (c) a jurisdiction with which Ireland has entered into an Irish Tax Treaty where that treaty will (on completion of necessary procedures) have the force of law.
“Irish Qualifying Lender” means a Lender which makes a Loan to the Borrower and is beneficially entitled to interest payable to that Lender from such Borrower and which is:

(a)
a bank which is licensed (pursuant to section 9 of the Central Bank Act 1971 of Ireland) to carry on banking business in Ireland and which is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) TCA) and whose lending office is located in Ireland;

(b)
an authorised credit institution (under the terms of Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 (which is to be read together with Regulation (EU) No 575/2013) on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/37/EC and repealing Directives 2006/48/EC and 2006/49/EC) which has duly established a branch in Ireland, having made all necessary notifications to its home state competent authorities in relation to its intention to carry on banking business in Ireland, and such credit institution is recognised by the Irish tax authorities as carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) TCA) and whose lending office is located in Ireland;

(c)	a body corporate:

(i)
which, by virtue of the law of an Irish Qualifying Jurisdiction, is resident in the Irish Qualifying Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction;

(ii)	which is a corporation which is incorporated in the United States and is taxed in the United States on its worldwide income;

(iii)
which is a limited liability company organized in the United States where (I) the ultimate recipients of the interest would themselves be Irish Qualifying Lenders under sub-paragraphs (i), (ii) or (iv) of this paragraph (c), and (II) business is conducted through the limited liability company for market reasons and not for tax avoidance purposes; or

(iv)	where the interest:

(1)	is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid; or

(2)	would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid, except where, in respect of each of sub-paragraphs (i) to (iv), interest payable to that body corporate in respect of an advance under a loan is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency;

(d)	a qualifying company (within the meaning of section 110 TCA) whose lending office is located in Ireland;

(e)	an investment undertaking (within the meaning of section 739B TCA) whose lending office is located in Ireland; or

(f)	an Irish Treaty Lender.
“Irish Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to such Lender in respect of a Loan made to the Borrower is an Irish Qualifying Lender.
“Irish Tax Treaty” means a double taxation treaty entered into by Ireland which makes provision for full exemption from tax imposed by Ireland on interest or income from debt claims.
“Irish Treaty Lender” means a Lender which:
(a) is treated as a resident of an Irish Treaty State for the purposes of an Irish Tax Treaty which makes provision for full exemption from tax imposed by Ireland on interest or income from debt claims;

(b)does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and
(c)fulfils any conditions of the Irish Tax Treaty which must be fulfilled for residents of that Irish Treaty State to be paid interest without the deduction of Irish tax (assuming the completion of any necessary procedural formalities).
“Irish Treaty State” means a jurisdiction other than Ireland which has entered into an Irish Tax Treaty.
“IRS” means the United States Internal Revenue Service.
“Issuing Banks” means, collectively, the Dollar Issuing Banks and the Multi-Currency Issuing Banks.
“JPMCB” means JPMorgan Chase Bank, N.A.
“Judgment Currency” has the meaning assigned to such term in Section 9.19.
“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.
“LC Disbursements” means, collectively, the Dollar LC Disbursements and the Multi-Currency LC Disbursements.
“LC Exposure” means, collectively, the Dollar LC Exposure and the Multi-Currency LC Exposure.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letters of Credit” means, collectively, the Dollar Letters of Credit and the Multi-Currency Letters of Credit.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing in any currency for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for a deposit in such currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of the “LIBO Rate”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Loan Documents” means this Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, the First Restatement Agreement, the Collateral Agreement, the other Security Documents, the Global Intercompany Note, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Loan Parties.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.
“Local Time” means (a) with respect to any Loan or Borrowing denominated in dollars or any Letter of Credit denominated in dollars, New York City time, and (b) with respect to any Loan or Borrowing denominated in a Permitted Foreign Currency or any Letter of Credit denominated in a Permitted Foreign Currency, London time.
“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(a)(iv)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders of any Class, Lenders having Revolving Exposures and unused Revolving Commitments, in each case of such Class, representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment, in each case of such Class, at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of the aggregate principal amount of all Term Loans of such Class outstanding at such time.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations to the Lenders or the Administrative Agent under this Agreement or any other Loan Document or (c) the material rights of, or remedies available to, the Administrative Agent or the Lenders under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” means each Restricted Subsidiary (a) the consolidated total assets of which equal 5.0% or more of the consolidated total assets of the Borrowers and the Restricted Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of the Borrowers and the Restricted Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to the date of this Agreement); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 10.0% of the consolidated total assets of the Borrowers and the Restricted Subsidiaries or 10.0% of the consolidated revenues of the Borrowers and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be designated by the Borrower to be Material Subsidiaries, until such excess shall have been eliminated.
“Maturity Date” means the Revolving Maturity Date, the Tranche A Term Maturity Date or the maturity date with respect to any Class of Incremental Term Loans, as the context requires.
“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit I hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.22.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning any Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrowers, the Subsidiaries or any Affiliate of any of the foregoing or any of their securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property to secure the Obligations (including any amendment, restatement, supplement or other modification thereto). Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.
“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.02, and includes each other parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.13.
“Multi-Currency Applicable Percentage” means, at any time with respect to any Multi-Currency Revolving Lender, the percentage of the Aggregate Multi-Currency Revolving Commitment represented by such Lender’s Multi-Currency Revolving Commitment at such time. If the Multi-Currency Revolving Commitments have terminated or expired, the Multi-Currency Applicable Percentages shall be determined based upon the Multi-Currency Revolving Commitments most recently in effect, giving effect to any assignments of Multi-Currency Revolving Loans and Multi-Currency LC Exposures that occur after such termination or expiration.
“Multi-Currency Issuing Bank” means (a) JPMCB and (b) each Multi-Currency Revolving Lender that shall have become a Multi-Currency Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be a Multi-Currency Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Multi-Currency Letters of Credit hereunder. Each Multi-Currency Issuing Bank may, in its discretion, arrange for one or more Multi-Currency Letters of Credit to be issued by Affiliates of such Multi-Currency Issuing Bank, in which case the term “Multi-Currency Issuing Bank” shall include any such Affiliate with respect to Multi-Currency Letters of Credit issued by such Affiliate.
“Multi-Currency LC Disbursement” means a payment made by a Multi-Currency Issuing Bank pursuant to a Multi-Currency Letter of Credit.
“Multi-Currency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Multi-Currency Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate amount of all Multi-Currency LC Disbursements that have not yet been reimbursed by or on behalf of the Co-Borrower at such time. The Multi-Currency LC Exposure of any Multi-Currency Revolving Lender at any time shall be such Lender’s Multi-Currency Applicable Percentage of the aggregate Multi-Currency LC Exposure at such time.

“Multi-Currency Letter of Credit” means any letter of credit denominated in dollars or in a Permitted Foreign Currency issued pursuant to this Agreement by a Multi-Currency Issuing Bank under the Multi-Currency Revolving Commitments, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Multi-Currency Revolving Borrowing” means Multi-Currency Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and as to which a single Interest Period is in effect.
“Multi-Currency Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multi-Currency Revolving Loans and to acquire participations in Multi-Currency Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Multi-Currency Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multi-Currency Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Multi-Currency Revolving Commitment, as applicable. The initial aggregate amount of the Lender’s Multi-Currency Revolving Commitments is $100,000,000.
“Multi-Currency Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Multi-Currency Revolving Loans and (b) such Lender’s Multi-Currency LC Exposure, in each case at such time.
“Multi-Currency Revolving Lender” means a Lender with a Multi-Currency Revolving Commitment or, if the Multi-Currency Revolving Commitments have terminated or expired, a Lender with Multi-Currency Revolving Exposure.
“Multi-Currency Revolving Loan” means a Loan made pursuant to clause (d) of Section 2.01.
“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Borrowers and the Restricted Subsidiaries, (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments that are permitted hereunder and are made by the Borrowers and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrowers and the Restricted

Subsidiaries, and the amount of any reserves established by the Borrowers and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer of the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrowers and the Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrowers and the Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Non-Consenting Lender” means a Lender whose consent to a Proposed Change is not obtained.
“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Offering Memorandum” means the offering memorandum, dated September 27, 2013, used in connection with the marketing and sale of the Senior Unsecured Notes.
“Other Connection Tax” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any subsidiary of the Borrower in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any subsidiary of the Borrower in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrowers or any Subsidiary;
(g) Liens arising from Permitted Investments described in clause (d) of the definition of the term “Permitted Investments”;
(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;
(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrowers and the Restricted Subsidiaries;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights subject to any lease, license or sublicense or concession agreement in the ordinary course of business to the extent that they do not materially interfere with the business of any Borrower or any Restricted Subsidiary;
(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m) Liens that are contractual rights of set-off;
(n) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(o) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and
(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower or any Restricted Subsidiary in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.
“Permitted Foreign Currency” means, with respect to any Multi-Currency Revolving Loan or Multi-Currency Letter of Credit, Euros, Pounds Sterling and any other foreign currency reasonably requested by the applicable Borrower from time to time and in which each Multi-Currency Revolving Lender and Multi-Currency Issuing Bank has agreed, in accordance with its policies and procedures in effect at such time, to lend Multi-Currency Revolving Loans or issue Multi-Currency Letters of Credit, as applicable.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e) “money market funds” that (i) comply with the criteria set forth in Rule 2a‑7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Permitted Jurisdiction” means each of Australia, Brazil, Germany, India, Ireland, Korea, Luxembourg, the Netherlands, Singapore and the United Kingdom, and any other jurisdiction acceptable to the Administrative Agent.
“Permitted Second Priority Refinancing Debt” shall mean any secured Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations and is not secured by any property or assets of any Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (iii) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders, (iv) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (v) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by a Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (ii) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties, (iii) such Indebtedness is not secured by any Lien or any property or assets of any Borrower or any Restricted Subsidiary and (iv) if such Indebtedness is contractually subordinated to the Obligations, such subordination terms shall be market terms at the time of incurrence of such Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 9.01(d).
“Pounds Sterling” or “£”means the lawful money of the United Kingdom.
“Prepayment Event” means:
(a) any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of any Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a) through (i) and (l) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) $10,000,000 in the case of any single disposition or series of related dispositions and (B) $25,000,000 for all such dispositions during any fiscal year of the Borrower;
(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any Borrower or any Restricted Subsidiary with a fair market value immediately prior to such event equal to or greater than $10,000,000; or
(c) the incurrence by any Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, with respect to the calculation of the financial covenants contained in Sections 6.12 and 6.13 or any other calculations hereunder or otherwise for purposes of determining the Total Leverage Ratio, Consolidated Cash Interest Expense, the Senior Secured Leverage Ratio or Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to all acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, all designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness in connection therewith (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary or all or substantially all assets of a Restricted Subsidiary or division or line of business of a Restricted Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during (or, if such calculation is being made for the purpose of determining whether any Incremental Extension of Credit may be made, any designation under Section 5.17 is permitted or any event subject to Article VI is permitted, since the beginning of) the four consecutive fiscal quarter period of the Borrower most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including expected cost savings (without duplication of actual cost savings) to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S‑X under the Securities Act as interpreted by the Staff of the SEC, and as certified by a Financial Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).
“Process Agent” has the meaning assigned to such term in Section 9.09(d).
“Proposed Change” means a proposed amendment, modification, waiver or termination of any provision of this Agreement or any other Loan Document.
“Purchasing Borrower Party” means any of the Borrowers or any Restricted Subsidiary.
“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
“Quarterly Date” means the last day of each March, June, September and December.
“Quotation Day” means, with respect to any Eurocurrency Borrowing or EURIBOR Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.
“Real Estate Matters Agreement” means one or more license to use agreements or similar agreements between Ingersoll Rand or one of its Subsidiaries, on the one hand, and any Borrower or one of its Subsidiaries, on the other.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Reference Rate” means, for any day, the Adjusted LIBO Rate as of such day for a Eurocurrency Borrowing with an Interest Period of three months’ duration.
“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.
“Refinancing Effective Date” has the meaning assigned to such term in Section 2.23(a).
“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Refinancing Term Lenders, establishing commitments in respect of Refinancing Term Loans and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness

(or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or (ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the date 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing (or, if shorter, 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing); (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of a Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness; (d) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.
“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.
“Refinancing Term Loan Indebtedness” means (a) Permitted Second Priority Refinancing Debt, (b) Permitted Unsecured Refinancing Debt or (c) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the Borrowers may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than 91 days after the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Term Loan Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt; (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, on the stated final maturity date as permitted pursuant to the preceding clause (ii) or upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt) prior to the earlier of (A) the latest stated final maturity of such Refinanced Debt and (B) 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of a Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of the Borrowers or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt, (v) in the case of Refinancing Term Loans, such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole) to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, maturity, amortization, optional prepayments and redemption and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date) on the date such Refinancing Term Loan is incurred; and (vi) the minimum aggregate principal amount of such Refinancing Term Loan Indebtedness shall be $100,000,000.
“Refinancing Term Loans” shall mean one or more Classes of term loans incurred by the Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.
“Reorganization” means the reorganization that Ingersoll Rand will undergo that will, among other things and subject to limited exceptions, result in the allocation and transfer or assignment to any Borrower of the assets and liabilities in respect of the activities of the commercial and residential security businesses and certain other current and former businesses and activities of Ingersoll Rand.
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50% of the sum of the Aggregate Dollar Revolving Exposure, Aggregate Multi-Currency Revolving Exposure, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reset Date” has the meaning assigned to such term in Section 1.06(a).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by any Borrower or any Restricted Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by any Borrower or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests.
“Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.
“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).
“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all the Revolving Commitments.
“Revolving Borrowings” means, collectively, the Dollar Revolving Borrowings and the Multi-Currency Revolving Borrowings.
“Revolving Commitments” means, collectively, the Dollar Revolving Commitments and the Multi-Currency Revolving Commitments. The initial aggregate amount of the Lenders’ Revolving Commitments is $500,000,000.
“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.21(a).

“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.
“Revolving Exposure” means, with respect to any Lender at any time, the Dollar Revolving Exposure or the Multi-Currency Revolving Exposure of such Lender at such time, as the context may require.
“Revolving Lenders” means, collectively, the Dollar Revolving Lenders and the Multi-Currency Revolving Lenders.
“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.
“Revolving Loans” means, collectively, the Dollar Revolving Loans, the Multi-Currency Revolving Loans and any Incremental Revolving Loans.
“Revolving Maturity Date” means October 15, 2019, as the same may be extended pursuant to Section 2.22.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of each Borrower and each Restricted Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed to the Administrative Agent or an Affiliate thereof, or to any Person that, at the time such obligations were incurred, was the Administrative Agent or an Affiliate thereof, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.
“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of each Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a) is with a counterparty that is the Administrative Agent or an Affiliate thereof, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent or an Affiliate thereof, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (f) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing or pursuant to Section 5.13 to secure any of the Obligations.
“Senior Secured Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Senior Secured Debt to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on such date.
“Senior Unsecured Notes” means (a) the senior unsecured notes due 2021 issued by the Co-Borrower on or prior to the Effective Date and (b) any senior unsecured notes that are registered under the Securities Act and issued in exchange for the senior unsecured notes described in clause (a) of this definition.
“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture, all instruments, agreements and other documents evidencing or governing the Senior Unsecured Notes, providing for any Guarantee or other right in respect thereof, and all schedules, exhibits and annexes to each of the foregoing.
“Senior Unsecured Notes Indenture” means the Indenture dated October 4, 2013, among the Borrowers, the Subsidiaries listed therein and Wells Fargo Bank, National Association, as trustee, in respect of the Senior Unsecured Notes.
“Specified ECF Percentage” means, with respect to any fiscal year of the Borrower, (a) if the Total Leverage Ratio as of the last day of such fiscal year is greater than 3.25 to 1.00, 50%, (b) if the Total Leverage Ratio as of the last day of such fiscal year is greater than 2.75 to 1.00 but less than or equal to 3.25 to 1.00, 25%, and (c) if the Total Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.75 to 1.00, 0%.
“Spin-Off” means the spin-off of the Borrower from Ingersoll Rand, as more fully described in the Form 10.
“Spin-Off Date” means the date, occurring on or after the Effective Date but not later than five Business Days after the Effective Date, on which the Spin-Off shall have been consummated.
“Spin-Off Documents” means the Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property License Agreements and the Real Estate Matters Agreements, together with any other agreements, instruments or other documents entered into in connection with any of the foregoing, each on substantially the terms described in the Offering Memorandum.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, by such Person.
“Subsidiary” means any subsidiary of the Borrower (other than the Co-Borrower).
“Subsidiary Loan Party” means each Restricted Subsidiary that is or, after the date hereof, becomes a party to a Collateral Agreement.
“Successor Borrower” has the meaning assigned to such term in Section 6.03(a).
“Supplemental Perfection Certificate” means a certificate in the form of Exhibit E or any other form approved by the Administrative Agent.
“Swap Obligations” means, with respect to the Borrower or any Subsidiary Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Dollar Revolving Lender at any time shall be such Lender’s Dollar Applicable Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“Tax Matters Agreement” means the Tax Matters Agreement between Ingersoll Rand and the Borrower, to be dated on or prior to the Spin-Off Date.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TCA” means the Taxes Consolidation Act 1997 (as amended) of Ireland.
“Term Commitments” means, collectively, the Tranche A Term Commitments and any commitments to make Incremental Term Loans.

“Term Lenders” means, collectively, the Tranche A Term Lenders and any Lenders with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.
“Term Loans” means, collectively, the Tranche A Term Loans and any Incremental Term Loans.
“Total Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Net Debt to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on such date.
“Tranche A Term Borrowing” means a Borrowing of Tranche A Term Loans.
“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the First Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Lenders’ Tranche A Term Commitments as of the First Restatement Effective Date is $975,000,000.
“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.
“Tranche A Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.
“Tranche A Term Maturity Date” means October 15, 2019, as the same may be extended pursuant to Section 2.22.
“Transaction Costs” means all fees, costs and expenses incurred or payable by any Borrower or any Subsidiary in connection with the Transactions.
“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Senior Unsecured Notes Documents to which it is to be a party, the issuance of the Senior Unsecured Notes and the use of the proceeds thereof, (c) the payment of the Effective Date Dividend, (d) the payment of the Transaction Costs and (e) the Spin-Off, together with the Reorganization and all other transactions pursuant to, and the performance of all other obligations under, the Spin-Off Documents.
“Transition Services Agreement” means the Transition Services Agreement between Ingersoll Rand and the Borrower and/or one or more of its subsidiaries, to be dated on or prior to the Spin-Off Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Alternate Base Rate.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Unrestricted Subsidiaries” means (a) any Subsidiary that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.17 subsequent to the Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Effective Date, there are no Unrestricted Subsidiaries.
“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any consolidated balance sheet or statement of income and comprehensive income, cash flows or stockholders’ equity of the Borrower and its consolidated subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrowers and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Voting Equity Interests” of any Person means the Equity Interests of such Person ordinarily having the power to vote for the election of the directors of such Person.
“Weighted Average Yield” means, with respect to any Loan, the weighted average yield to stated maturity of such Loan based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders advancing such Loan with respect thereto and to any interest rate “floor”, but excluding any customary arrangement, commitment, structuring and underwriting fees paid or payable to the arrangers (or similar titles) or their affiliates, in each case in their capacities as such, in connection with such Loans and that are not shared with all Lenders providing the applicable Incremental Extension of Credit; provided that (a) for purposes of calculating the Weighted Average Yield for any Incremental Term Loan or Incremental Revolving Loan, original issue discount and upfront fees shall be equated to interest based on an assumed four-year life to maturity (or, if shorter in respect of such Incremental Extension of Credit, the actual life to maturity of such Incremental Extension of Credit) and (b) if the Adjusted LIBO Rate in respect of such Incremental Facility or such existing Tranche A Term Loans or Revolving Loans includes an interest rate floor, to the extent that such interest rate floor on the effective date of such Incremental Term Loans or Incremental Revolving Loans is greater than the Reference Rate (without giving effect to any interest rate floor set forth in the definition of Adjusted LIBO Rate), then the amount of such difference shall be deemed to be added to the Weighted Average Yield for such Incremental Term Loans, Incremental Revolving Loans, Tranche A Term Loans or Revolving Loans, as the case may be, solely for the purpose of determining whether an increase in the interest rate for such Tranche A Term Loans or Revolving Loans, as the case may be, shall be required pursuant to Section 2.21(b) (as calculated by the Administrative Agent in accordance with its customary practice). For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other external indices not influenced by the financial performance or creditworthiness of any Borrower or any Subsidiary).
“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. Federal withholding Tax, any other withholding agent, if applicable.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Dollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Dollar Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Escrow Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of any Borrower or any Subsidiary at “fair value”, as defined therein and (iii) notwithstanding any change in GAAP after the Escrow Date which would have the effect of treating any lease properly accounted for as an operating lease prior to such accounting change as a capital lease after giving effect to any such accounting change, for all purposes of calculating Indebtedness for any purpose under this Agreement, the Loan Parties shall continue to make such determinations and calculations with respect to all leases (whether then in existence or thereafter entered into) in accordance with GAAP (as it relates to such issue) as in effect prior to such change and consistent with their past practices.
SECTION 1.05.    Pro Forma Calculations. With respect to any period during which any acquisition permitted by this Agreement or any sale, transfer or other disposition of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business occurs, for purposes of determining compliance with the covenants contained in Sections 6.04(t), 6.08(a)(vi), 6.12 and 6.13 or otherwise for purposes of determining the Total Leverage Ratio, Consolidated Cash Interest Expense, Senior Secured Leverage Ratio and Consolidated EBITDA, calculations with respect to such period shall be made on a Pro Forma Basis.

SECTION 1.06.    Exchange Rates; Currency Equivalents. (a)Not later than 1:00 p.m., New York time, on each Calculation Date, the Administrative Agent shall (x) determine the Exchange Rate as of such Calculation Date with respect to the applicable Permitted Foreign Currency and (y) give notice thereof to the applicable Issuing Lender and the Co-Borrower. The Exchange Rates so determined shall become effective (i) in the case of the initial Calculation Date, on the Effective Date and (ii) in the case of each subsequent Calculation Date, on the first Business Day immediately following such Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Exchange Rates employed in converting any amounts between dollars and any Permitted Foreign Currency.
(b)    Solely for purposes of Article II and related definitional provisions to the extent used therein, the applicable amount of any currency (other than dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent and notified to the applicable Issuing Lender and the Co-Borrower in accordance with Section 1.06(a). If any basket is exceeded solely as a result of fluctuations in the applicable Exchange Rate after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Exchange Rate. Amounts denominated in a Permitted Foreign Currency will be converted to dollars for the purposes of (A) testing the financial covenants under Sections 6.12 and 6.13, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating the Interest Expense Coverage Ratio and the Total Leverage Ratio (other than for purposes of determining compliance with Sections 6.12 and 6.13), at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.
(c)    For purposes of Section 6.01, the amount of any Indebtedness denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate, in the case of such Indebtedness incurred or committed, on the date that such Indebtedness was incurred or committed, as applicable; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the applicable Exchange Rate on the date of such refinancing, such dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
(d)    For purposes of Sections 6.02, 6.04, 6.05 and 6.08, the amount of any Liens, investments, asset sales and Restricted Payments, as applicable, denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate.
SECTION 1.07.    Transactions on and prior to Spin-Off Date. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no provision of this Agreement or any other Loan Document shall prevent or restrict the consummation of any of the Transactions, nor shall the Transactions give rise to any Default, or constitute the utilization of any basket, under this Agreement (including Article VI hereof) or any other Loan Document.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein and in the First Restatement Agreement, each Lender (a) has made Tranche A Term Loans denominated in dollars to the Borrower as set forth in the First Restatement Agreement, (b) [reserved], (c) agrees to make Revolving Loans denominated in dollars to each Borrower from time to time, in each case during the Revolving Availability Period, in an aggregate principal amount that will not result in such Lender’s Dollar Revolving Exposure exceeding such Lender’s Dollar Revolving Commitment or the Aggregate Dollar Revolving Exposure exceeding the Aggregate Dollar Revolving Commitment and (d) agrees to make Revolving Loans denominated in dollars or in any Permitted Foreign Currency to each Borrower from time to time, in each case during the Revolving Availability Period, in an aggregate principal amount that will not result in such Lender’s Multi-Currency Revolving Exposure exceeding such Lender’s Multi-Currency Revolving Commitment or the Aggregate Multi-Currency Revolving Exposure exceeding the Aggregate Multi-Currency Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each of the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
Notwithstanding anything to the contrary contained herein, the funded portion of each Tranche A Term Loan that was advanced in cash to the Borrower was less than 100.00% of the principal amount of such Tranche A Term Loan (but it is agreed that the Borrower shall be obligated to repay 100.00% of the principal amount of each such Tranche A Term Loan, the Tranche A Term Loans shall amortize based on 100.00% of the principal amount of each Tranche A Term Loan and interest shall accrue on 100.00% of the principal amount of each such Tranche A Term Loan, in each case as provided herein).
SECTION 2.02.    Loans and Borrowings. (a)Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.16, (i) each Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans and (iii) each Borrowing denominated in any Permitted Foreign Currency (other than Euro) shall be comprised entirely of Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any ABR Loan, Eurocurrency Loan or EURIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing or EURIBOR Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing or EURIBOR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of 10 Eurocurrency Borrowings and EURIBOR Borrowings in the aggregate at any time outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Dollar Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).
SECTION 2.03.    Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in dollars or EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a Permitted Foreign Currency, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement denominated in dollars as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic imaging to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):
(i)    whether the requested Borrowing is to be a Dollar Revolving Borrowing, a Multi-Currency Revolving Borrowing, a Tranche A Term Borrowing, a Borrowing of any Incremental Revolving Loan or a Borrowing of any Incremental Term Loan;
(ii)    the currency and the aggregate amount of such Borrowing;
(iii)    the requested date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a EURIBOR Borrowing;
(v)    in the case of a Eurocurrency Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a),

or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement denominated in dollars in accordance with Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and
(vii)    that as of such date Sections 4.02(a) and 4.02(b) are satisfied.
If no election as to the Type of Borrowing is specified, other than with respect to Borrowings denominated in a Permitted Foreign Currency, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the applicable Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Swingline Loans. (a)Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans, denominated in dollars, to each of the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the Aggregate Dollar Revolving Exposure exceeding the Aggregate Dollar Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone, not later than 12:00 noon, New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic imaging to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the applicable Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, to such Revolving Lenders and such Issuing Bank as their interests may appear) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Dollar Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Dollar Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Dollar Revolving Lender, specifying in such notice such Lender’s Dollar Applicable Percentage of such Swingline Loan or

Swingline Loans. Each Dollar Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Dollar Applicable Percentage of such Swingline Loan or Swingline Loans. Each Dollar Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Swingline Loan was made, the Majority in Interest of the Dollar Revolving Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall have no obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Dollar Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Dollar Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Dollar Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Dollar Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Dollar Revolving Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other Person on behalf of a Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Dollar Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, and thereafter to the applicable Borrower, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to repay such Swingline Loan.
SECTION 2.05.    Letters of Credit. (a)General. Subject to the terms and conditions set forth herein, the Co-Borrower may request the issuance of (x) Dollar Letters of Credit for its own account (or for the account of any Subsidiary so long as the Co-Borrower is a joint and several co-applicant in respect of such Dollar Letter of Credit), denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Dollar Issuing Bank, at any time and from time to time during the Revolving Availability Period and (y) Multi-Currency Letters of Credit for its own account (or for the account of any Subsidiary so long as the Co-Borrower is a joint and several co-applicant in respect of such Multi-Currency Letter of Credit), denominated in dollars or in a Permitted Foreign Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Multi-Currency Issuing Bank, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Co-Borrower to, or entered into the Co-Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control. Each letter of credit listed on Schedule 2.05 shall be deemed to constitute a Letter of Credit issued hereunder.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Co-Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable the such Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Co-Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Co-Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the sum of the Dollar LC Exposure and the Multi-Currency LC Exposure shall not exceed $100,000,000, (ii) in respect of a Dollar Letter of Credit, the Aggregate Dollar Revolving Exposure shall not exceed the Aggregate Dollar Revolving Commitment, (iii) in respect of a Multi-Currency Letter of Credit, the Aggregate Multi-Currency Revolving Exposure shall not exceed the Aggregate Multi-Currency Revolving Commitment and (iv) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving Commitments of any Class, the LC Exposure in respect of all Letters of Credit of such Class having an expiration date after the second Business Day prior to the applicable Existing Maturity Date shall not exceed the aggregate Revolving Commitments of such Class of the Consenting Lenders extended pursuant to Section 2.22. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof as required under paragraph (l) of this Section.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided, however, that any Letter of Credit may, upon the request of the Co-Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed. For the avoidance of doubt, if the Revolving Maturity Date in respect of any Class of Revolving Commitments shall be extended pursuant to Section 2.22, “Revolving Maturity Date” as referenced in this paragraph shall refer, with respect to the Class of Letters of Credit associated with such Class of Revolving Commitments, to the Revolving Maturity Date in respect of any Class of Revolving Commitments as extended pursuant to Section 2.22; provided that, notwithstanding anything in this Agreement (including Section 2.22 hereof) or any other Loan Document to the contrary, the Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.
(d)    Participations.
(i)    By the issuance of a Dollar Letter of Credit (or an amendment to a Dollar Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Dollar Issuing Bank or the Lenders, the Dollar Issuing Bank that is the issuer of such Dollar Letter of Credit hereby grants to each Dollar Revolving Lender, and each Dollar Revolving Lender hereby acquires from such Dollar Issuing Bank, a participation in such Dollar Letter of Credit equal to such Dollar Revolving Lender’s Dollar Applicable Percentage of the aggregate amount available to be drawn under such Dollar Letter of Credit. In consideration and in furtherance of the foregoing, each Dollar Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Dollar Issuing Bank, such Dollar Revolving Lender’s Dollar Applicable Percentage of each Dollar LC Disbursement made by such Dollar Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Dollar Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Dollar Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Dollar Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Dollar Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Dollar Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Dollar Letter of Credit, the applicable Dollar Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Dollar Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Dollar Issuing Bank), the Majority in Interest of the Dollar Revolving Lenders shall have notified the applicable Dollar Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Dollar Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Dollar Issuing Bank shall have received any such notice, no Dollar Issuing Bank shall have any obligation to issue, amend, renew or extend any Dollar Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(ii)    By the issuance of a Multi-Currency Letter of Credit (or an amendment to a Multi-Currency Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Multi-Currency Issuing Bank or the Lenders, the Multi-Currency Issuing Bank that is the issuer of such Multi-Currency Letter of Credit hereby grants to each Multi-Currency Revolving Lender, and each Multi-Currency Revolving Lender hereby acquires from such Issuing Bank, a participation in such Multi-Currency Letter of Credit equal to such Multi-Currency Revolving Lender’s Multi-Currency Applicable Percentage of the aggregate amount available to be drawn under such Multi-Currency Letter of Credit. In consideration and in furtherance of the foregoing, each Multi-Currency Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Multi-Currency Issuing Bank, such Multi-Currency Revolving Lender’s Multi-Currency Applicable Percentage of each Multi-Currency LC Disbursement made by such Multi-Currency Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Multi-Currency Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Multi-Currency Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Multi-Currency Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Multi-Currency Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multi-Currency Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Multi-Currency Letter of Credit, the applicable Multi-Currency Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Multi-Currency Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Multi-Currency Issuing Bank), the Majority in Interest of the Multi-Currency Revolving Lenders shall have notified the applicable Multi-Currency Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Multi-Currency Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Multi-Currency Issuing Bank shall have received any such notice, no Multi-Currency Issuing Bank shall have any obligation to issue, amend, renew or extend any Multi-Currency Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Borrowers, jointly and severally, shall reimburse such LC

Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if the Co-Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on any Business Day, then 12:00 noon, Local Time, on such Business Day, or (ii) otherwise, 12:00 noon, Local Time, on the Business Day immediately following the day that the Co-Borrower receive such notice; provided that, in the case of an LC Disbursement denominated in dollars in an amount equal to or in excess of $500,000, the Co-Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Co-Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. In the case of any such reimbursement in dollars with respect to a Multi-Currency Letter of Credit, the applicable Issuing Lender shall notify the Co-Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof. If any Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, then the Administrative Agent shall notify each Dollar Revolving Lender or Multi-Currency Revolving Lender, as the case may be, of the applicable LC Disbursement, the currency and amount of the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Dollar Applicable Percentage thereof or Multi-Currency Applicable Percentage thereof, as applicable. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Dollar Applicable Percentage (in the case of a Dollar LC Disbursement) or its Multi-Currency Applicable Percentage (in the case of a Multi-Currency LC Disbursement), in each case of the amount then due from the Borrowers in the currency of the applicable LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Co-Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Co-Borrower to the extent permitted by applicable law) suffered by the Co-Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Co-Borrower by telephone (confirmed by facsimile or other electronic imaging) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in dollars, the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in any Permitted Foreign Currency, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to LIBOR Revolving Loans or EURIBOR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrowers reimburse the applicable LC Disbursement in full.

(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Co-Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders (treating the Classes of Revolving Commitments and Revolving Loans as one Class)) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash and in the currency of each applicable Letter of Credit equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b), 2.20(c) or 2.22(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders (treating the Classes of Revolving Commitments and Revolving Loans as one Class) and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers to the extent that, after giving effect to such return, the Aggregate Revolving Exposure in respect of the applicable Class of Revolving Commitments or Revolving Loans would not exceed the Aggregate Revolving Commitment in respect of such Class and no Default shall have occurred and be continuing. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.20(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j)    Designation of Additional Issuing Banks. The Co-Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Dollar Issuing Banks or Multi-Currency Issuing Banks one or more Dollar Revolving Lenders or Multi-Currency Revolving Lenders,

respectively, that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrowers, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Dollar Issuing Bank or a Multi-Currency Issuing Bank, as applicable, under this Agreement and (ii) references herein to the terms “Dollar Issuing Bank” or “Multi-Currency Issuing Bank”, as applicable, and “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of the applicable Class of Letters of Credit hereunder.
(k)    Termination of an Issuing Bank. The Co-Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the tenth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(l)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.06.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement denominated in dollars as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Permitted Foreign Currency, the rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) or (ii) in the case of the applicable Borrower, the interest rate applicable to (A) in the case of Loans denominated in dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Permitted Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.13. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.07.    Interest Elections. (a)Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type (provided that Eurocurrency Borrowings denominated in a Permitted Foreign Currency may not be converted into ABR Borrowings) or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic

Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic imaging to the Administrative Agent of a written Interest Election Request signed by the applicable Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a EURIBOR Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Eurocurrency Borrowing denominated in dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Eurocurrency Borrowing denominated in a Permitted Foreign Currency or a EURIBOR Borrowing, such Borrowing shall be continued as a Borrowing of the applicable Type for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to a Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Borrowers of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing (or Eurocurrency Borrowing of the applicable Class, as applicable) denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Permitted Foreign Currency or EURIBOR Borrowing shall be continued as a Eurocurrency Borrowing or a EURIBOR Borrowing, as applicable, with an Interest Period of one month’s duration.
SECTION 2.08.    Termination and Reduction of Commitments.
(a)Unless previously terminated, (i)the Revolving Commitments shall automatically terminate on the Revolving Maturity Date and (ii)the Tranche A Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the First Restatement Effective Date.
(b)    The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving

Loans or the Swingline Loans in accordance with Section 2.11, the Aggregate Revolving Exposure of such Class would exceed the Aggregate Revolving Commitment of such Class.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
SECTION 2.09.    Repayment of Loans; Evidence of Debt. (a)The Borrowers hereby, jointly and severally, unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing or any Borrowing under an Incremental Facility is made, the applicable Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
(b)    The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower in respect of Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the applicable Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10.    Amortization of Term Loans. (a)Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date	Amount
December 31, 2014	$12,187,500
March 31, 2015	$12,187,500
June 30, 2015	$12,187,500
September 30, 2015	$12,187,500
December 31, 2015	$12,187,500
March 31, 2016	$12,187,500
June 30, 2016	$12,187,500
September 30, 2016	$12,187,500
December 31, 2016	$12,187,500
March 31, 2017	$24,375,000
June 30, 2017	$24,375,000
September 30, 2017	$24,375,000
December 31, 2017	$24,375,000
March 31, 2018	$24,375,000
June 30, 2018	$24,375,000
September 30, 2018	$24,375,000
December 31, 2018	$24,375,000
March 31, 2019	$24,375,000
June 30, 2019	$24,375,000
October 15, 2019	Balance of any remaining outstanding principal amount

(b)    [Reserved].
(c)    To the extent not previously paid, all Tranche A Term Loans shall be due and payable on the Tranche A Term Maturity Date.
(d)    Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed in writing by the Borrower; provided that (A) any prepayment of any Class of Incremental Term Borrowings shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment, (B) any prepayment of Term Borrowings of any Class contemplated by Section 2.23 shall be applied to subsequent scheduled repayments as provided in such Section and (C) if any Lender elects to decline a mandatory prepayment of a Term Borrowing in accordance with Section 2.11(e), then the portion of such prepayment not so declined shall be applied to reduce the subsequent repayments of such Term Borrowing to be made pursuant to this Section ratably based on the amount of such scheduled repayments.
(e)    Prior to any repayment of any Term Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile or other electronic imaging) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a

Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.
SECTION 2.11.    Prepayment of Loans. (a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, subject to Section 2.16.
(b)    In the event and on each occasion that the Aggregate Dollar Revolving Exposure exceeds the Aggregate Dollar Revolving Commitment, the Borrowers shall prepay Dollar Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess. In the event and on each occasion that (i) the Aggregate Multi-Currency Revolving Exposure exceeds the Aggregate Multi-Currency Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Multi-Currency Revolving Loans or the Multi-Currency LC Exposure on any Calculation Date in accordance with Section 1.06) or (ii) the Aggregate Multi-Currency Revolving Exposure exceeds 105% of the Aggregate Multi-Currency Revolving Commitments solely as a result of any revaluation of the Dollar Equivalent of Multi-Currency Revolving Loans or the Multi-Currency LC Exposure on any Calculation Date in accordance with Section 1.06, the Borrowers shall prepay Multi-Currency Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.
(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of a Borrower or any Restricted Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event”, within three Business Days after such Net Proceeds are received), prepay Term Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds (or, if a Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the net proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 360 days after receipt of such Net Proceeds to acquire real property, equipment or other assets to be used in the business of the Borrowers or their Restricted Subsidiaries or to enter into an acquisition permitted by this Agreement and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 360-day period (or within a period of 180 days thereafter if by the end of such initial 360-day period the

Borrowers or one or more Restricted Subsidiaries shall have entered into an agreement with a third party to acquire such real property, equipment or other assets or to make an acquisition permitted by this Agreement), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.
(d)    Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2015, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced by the aggregate amount of prepayments of Term Borrowings and Revolving Borrowings (but only to the extent accompanied by a permanent reduction of the corresponding Commitment) made pursuant to paragraph (a) of this Section during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this paragraph (d)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made); provided further that, in the case of any Term Loan prepaid in connection with the purchase thereof by a Purchasing Borrower Party pursuant to Section 9.04(e) at a discount to par, the prepayment required pursuant to this Section 2.11(d) shall be reduced, with respect to the prepayment of such Term Loan, only by the actual amount of cash paid to the applicable Lender or Lenders in connection with such purchase. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event not later than the last day on which such financial statements may be delivered in compliance with such Section).
(e)    Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall, subject to the next sentence, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Tranche A Term Borrowings and the Borrowings of any Class of Incremental Term Loans (to the extent provided in the Incremental Facility Amendment for any such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, any Lender that holds Incremental Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile or other electronic imaging) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than (x) an optional prepayment pursuant to paragraph (a) of this Section or (y) a mandatory prepayment triggered by an event described in clause (a) of the definition of the term “Prepayment Event”, neither of which may be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans may be retained by the Borrower.
(f)    The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery, facsimile or other electronic imaging) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing or EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
(g)    [Reserved].
(h)    Notwithstanding any other provisions of this Section 2.11, to the extent any or all of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” by a Foreign Subsidiary (“Foreign Subsidiary Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries, in either case are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or any applicable Domestic Subsidiary or if the Borrower has determined in good faith that repatriation of any such amount to the Borrower or any applicable Domestic Subsidiary would have material adverse tax consequences with respect to such amount, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Borrower believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law or the Borrower determines in good faith such repatriation would no longer would have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.11 (provided that no such prepayment of the Term Loans pursuant to this Section 2.11 shall be required in the case of any such Net Proceeds or Excess Cash Flow the repatriation of which the Borrower believes in good faith would result in material adverse tax consequences, if on or before the date on which such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to a Reinvestment Notice (or such Excess Cash Flow would have been so required if it were Net Proceeds), (x) the Borrower applies an amount equal to the amount of such Net Proceeds or

Excess Cash Flow to such reinvestments or prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary).
SECTION 2.12.    Fees. (a)The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender for the period from and including the First Restatement Effective Date to but excluding the date on which the Revolving Commitments terminate (or are otherwise reduced to zero), a commitment fee which shall accrue at the Applicable Rate on the average daily unused amount of the aggregate Revolving Commitment of such Revolving Lender. Such accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which all the Revolving Commitments terminate, commencing on the first such date to occur after the First Restatement Effective Date. For purposes of computing commitment fees, a Revolving Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure in respect of such Class of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
(b)    The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the First Restatement Effective Date to but excluding the later of the date on which all of such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the First Restatement Effective Date to but excluding the later of the date of termination of all the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the First Restatement Effective Date; provided that all such fees shall be payable on the date on which all the Revolving Commitments terminate and any such fees accruing after the date on which all the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.
(c)    The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.
(d)    [Reserved].
(e)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the

Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.
(f)    All commitment fees, participation fees and fronting fees payable pursuant to this Section 2.12 shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.13.    Interest. (a)The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising (i) each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) each EURIBOR Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan or EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). The applicable Alternate Base Rate, Adjusted LIBO Rate or Adjusted EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or EURIBOR Borrowing of any Class:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be, for such Interest Period; or
(b)    the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders of such Class by telephone, facsimile or other electronic imaging as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing or EURIBOR Borrowing, as the case may be, shall be ineffective, (ii) any affected Eurodollar Borrowing or EURIBOR Borrowing that is requested to be continued shall (A) if denominated in dollars, be continued as an ABR Borrowing or (B) otherwise, be repaid on the last day of the then current Interest Period applicable thereto and (iii) any Borrowing Request for an affected Eurodollar Borrowing or EURIBOR Borrowing shall (A) in the case of a Borrowing denominated in dollars, be deemed a request for an ABR Borrowing or (B) in all other cases, be ineffective (and no Lender shall be obligated to make a Loan on account thereof).
SECTION 2.15.    Increased Costs. (a)If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and the calculation thereof shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies the Borrowers of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section unless such Lender has certified in writing to the Borrowers that it is the general policy or practice of such Lender to demand such compensation in similar circumstances from similarly-situated borrowers.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any Eurocurrency Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19(b) or 9.02(c), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be, that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section, and showing the calculation thereof, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
SECTION 2.17.    Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(f)    Status of Lenders. (i)Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)     any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by

FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Escrow Date.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(g)    Notwithstanding anything to the contrary above, a Lender which makes a Loan to the Borrower and which is an Irish Qualifying Lender, within paragraph (c), (d) or (e) of that definition, shall deliver to the Borrower an Irish Tax Confirmation. An Irish Qualifying Lender which becomes a party hereunder on the Closing Date shall deliver an Irish Tax Confirmation to the Borrower by entering into this Agreement. If, following an assignment, or transfer or a participation (in the latter case, in circumstances where the Participant wishes, in accordance with Section 9.04(c) to be entitled to the benefits of Section 3.01) of a Lender’s rights or obligations hereunder, an Irish Qualifying Lender, within paragraph (c), (d) or (e) of that definition, becomes a party hereunder or becomes a Participant after the day on which this Agreement is entered into, such Lender or Participant shall deliver to the Borrowers an Irish Tax Confirmation on or prior to becoming a party hereunder. An Irish Qualifying Lender, within paragraph (c), (d) or (e) of that definition, shall promptly notify the Administrative Agent and the Borrowers if there is any change in the position from that set out in any Irish Tax Confirmation. An Irish Treaty Lender and the Borrower shall cooperate in completing any procedural formalities necessary for the Borrower to obtain authorization to make such payment without a deduction for or on account of Irish income tax. Any Lender to which interest may be paid free of withholding tax due to such Lender falling within paragraph (c), (d) or (e) of the definition of Irish Qualifying Lender shall provide details of its name, address and country of tax residence to the Borrower to enable it to comply with its reporting obligations under Section 891A and 891E of the TCA.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(j)    The Administrative Agent and the Lenders acknowledge and agree that, solely for purposes of determining the applicability of U.S. Federal withholding Taxes imposed by FATCA, from and after the First Restatement Effective Date, this Agreement will not be treated as a “grandfathered obligation” under FATCA.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a)The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Eligible Assignee, to the Borrowers or any Subsidiary or other Affiliate thereof in a transaction that complies with the terms of Section 9.04(e) or (f), as applicable. The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a)If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrowers) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)    If (i) any Lender has requested compensation under Section 2.15, (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has become a Declining Lender under Section 2.22, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (E) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
SECTION 2.20.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)    the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    (i) in the case of a Defaulting Lender that is a Dollar Revolving Lender, any Swingline Exposure or Dollar LC Exposure exists at the time such Dollar Revolving Lender becomes a Defaulting Lender or (ii) in the case of a Defaulting Lender that is a Multi-Currency Revolving Lender, any Multi-Currency LC Exposure exists at the time such Multi-Currency Revolving Lender becomes a Defaulting Lender, then:
(i)    in the case of a Defaulting Lender that is a Dollar Revolving Lender, all or any part of the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) and Dollar LC Exposure (other than any portion thereof attributable to unreimbursed Dollar LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Revolver Lenders in accordance with their respective Dollar Applicable Percentages but only to the extent that the sum of all non-Defaulting Dollar Revolving Lenders’ Dollar Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and Dollar LC Exposure does not exceed the sum of all non-Defaulting Dollar Revolving Lenders’ Dollar Revolving Commitments; provided that no reallocation under this clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)    in the case of a Defaulting Lender that is a Multi-Currency Revolving Lender, all or any part of the Multi-Currency LC Exposure (other than any portion thereof attributable to unreimbursed Multi-Currency LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Multi-Currency Revolver Lenders in accordance with their respective Multi-Currency Applicable Percentages but only to the extent that the sum of all non-Defaulting Multi-Currency Revolving Lenders’ Multi-Currency Revolving Exposures plus such Defaulting Lender’s Multi-Currency Exposure does not exceed the sum of all non-Defaulting Multi-Currency Revolving Lenders’ Multi-Currency Revolving Commitments; provided that no reallocation under this clause (ii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(iii)    if the reallocation described in (A) clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (1) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (2) second, cash collateralize for the benefit of the Dollar Issuing Banks the portion of such Defaulting Lender’s Dollar LC

Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such Dollar LC Exposure is outstanding and (B) clause (ii) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Multi-Currency Issuing Banks the portion of such Defaulting Lender’s Multi-Currency LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such Multi-Currency LC Exposure is outstanding;
(iv)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s Dollar LC Exposure or Multi-Currency LC Exposure pursuant to clause (iii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s Dollar LC Exposure or Multi-Currency LC Exposure, as the case may be, for so long as such Defaulting Lender’s Dollar LC Exposure or Multi-Currency LC Exposure, as the case may be, is cash collateralized;
(v)    if any portion of the Dollar LC Exposure or Multi-Currency LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) or (ii) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation;
(vi)    if all or any portion of such Defaulting Lender’s Dollar LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (iii) above, then, without prejudice to any rights or remedies of any Dollar Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Dollar LC Exposure shall be payable to the Dollar Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s Dollar LC Exposure attributable to Dollar Letters of Credit issued by each Dollar Issuing Bank) until and to the extent that such Dollar LC Exposure is reallocated and/or cash collateralized;
(vii)    if all or any portion of such Defaulting Lender’s Multi-Currency LC Exposure is neither reallocated nor cash collateralized pursuant to clause (ii) or (iii) above, then, without prejudice to any rights or remedies of any Multi-Currency Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Multi-Currency LC Exposure shall be payable to the Multi-Currency Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s Multi-Currency LC Exposure attributable to Multi-Currency Letters of Credit issued by each Multi-Currency Issuing Bank) until and to the extent that such Multi-Currency LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Revolving Lender is a Defaulting Lender, (i) in the case of a Defaulting Lender that is a Dollar Revolving Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Dollar Issuing Bank shall be required to issue, amend, renew or extend any Dollar Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or Dollar LC Exposure, as applicable, will be fully covered by the Dollar Revolving Commitments of the non-Defaulting Dollar Revolving Lenders and/or cash collateral provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, renewed or extended Dollar Letter of Credit will be allocated among the non-Defaulting Dollar Revolving Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein) or (ii) in the case of a Defaulting

Lender that is a Multi-Currency Revolving Lender, no Multi-Currency Issuing Bank shall be required to issue, amend, renew or extend any Multi-Currency Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Multi-Currency LC Exposure will be fully covered by the Multi-Currency Revolving Commitments of the non-Defaulting Multi-Currency Revolving Lenders and/or cash collateral provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such issued, amended, renewed or extended Multi-Currency Letter of Credit will be allocated among the non-Defaulting Multi-Currency Revolving Lenders in a manner consistent with Section 2.20(c)(ii) (and such Defaulting Lender shall not participate therein).
In the event that (i) a Bankruptcy Event with respect to a Revolving Lender Parent shall occur following the Escrow Date and for so long as such Bankruptcy Event shall continue or (ii) the Swingline Lender (solely in the case of a Revolving Lender Parent of a Dollar Revolving Lender) or any applicable Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as applicable, shall have entered into arrangements with the Borrowers or the applicable Revolving Lender, satisfactory to the Swingline Lender or such Issuing Bank, as applicable, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrowers, the Swingline Lender (solely in the case of a Defaulting Lender that is a Dollar Revolving Lender) and each applicable Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused the applicable Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure, as applicable, of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders of such Class as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans of such Class in accordance with its Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.
SECTION 2.21.    Incremental Extensions of Credit. (a)At any time and from time to time, commencing on the First Restatement Effective Date and ending on the latest Maturity Date, subject to the terms and conditions set forth herein, the Borrowers may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loans (the “Incremental Term Loans”), (ii) to add one or more additional tranches of revolving commitments (each, an “Incremental Revolving Commitment”, and the loans made pursuant thereto, the “Incremental Revolving Loans”; the Incremental Revolving Commitments and the Incremental Revolving Loans, together with the Incremental Term Loans, the “Incremental Facilities”) (provided that at no time shall there be more than a total of four Classes of revolving credit commitments outstanding), (iii) solely during the Revolving Availability Period, one or more increases in the aggregate amount of the Revolving Commitments of either Class (each such increase, a

“Revolving Commitment Increase” and, together with the Incremental Term Facilities, any Alternative Incremental Facility Debt and the Incremental Revolving Facilities, the “Incremental Extensions of Credit”) or (iv) Alternative Incremental Facility Debt, in an aggregate principal amount of up to (x) $200,000,000 plus (y) an additional amount if, after giving effect to the incurrence of such additional amount (but without giving effect to any amount incurred simultaneously under clause (x) above) and the application of the proceeds therefrom (and assuming that the full amount of such Incremental Extensions of Credit has been funded on such date and such Incremental Extensions of Credit are secured on a senior basis), the Senior Secured Leverage Ratio is equal to or less than 2.25 to 1.00; provided that, at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Default or Event of Default has occurred and is continuing or shall result therefrom (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any investment permitted hereunder, such condition precedent related to the absence of Default or Event of Default shall be that no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing), (B) the representations and warranties of the Borrowers and each other Loan Party, as applicable, set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any investment permitted hereunder, such condition precedent related to the making and accuracy of such representations and warranties may be waived or limited as agreed between the applicable Borrowers and the Lenders providing such Incremental Extension of Credit, without the consent of any other Lenders) and (C) the Borrowers shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with clause (y) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or 5.01(b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA for the relevant period). Each Class of Incremental Term Loans and Incremental Revolving Commitments, and each Revolving Commitment Increase, shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $25,000,000; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.
(b)    The Incremental Facilities (i) shall rank pari passu or junior in right of payment in respect of the Collateral and with the Obligations in respect of the Revolving Commitments, and the Tranche A Term Loans and (ii) other than amortization, pricing and maturity date, shall be on terms and subject to conditions as agreed between the applicable Borrowers and the Lenders providing the applicable Incremental Extension of Credit and, to the extent such terms (other than with respect to maturity, amortization and pricing) are inconsistent with those governing the Revolving Commitments (in the case of an Incremental Revolving Commitment) or the Tranche A Term Loans (in the case of Incremental Tranche A Term Loans), reasonably satisfactory to the Administrative Agent; provided that (A) if the Weighted Average Yield relating to any Incremental Tranche A Term Loan exceeds the Weighted Average Yield relating to the Tranche A Term Loans (after giving effect to any amendments to the applicable margin on such Class of existing Term Loans prior to the time that such Incremental Tranche A Term Loans are made) immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, then the Applicable Rate relating to such Class of existing Term Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Tranche A Term Loans shall not exceed the Weighted Average Yield relating to such Class of existing Tranche A Term Loans by more than 0.50%, (B) if the Weighted Average Yield relating to any Incremental Revolving Loans exceeds the Weighted Average Yield relating to the Revolving Loans (after giving effect to any amendments to the applicable margin of the Revolving Loans prior to the time that such Incremental Revolving Commitments in respect of such Incremental Revolving Loans are made) immediately prior to the effectiveness of the applicable Incremental Facility Amendment, then the Applicable Rate relating to the Revolving Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Revolving Loans shall equal the Weighted Average Yield relating to the Revolving Loans, (C) any Incremental Tranche A Term Loan shall not have (1) a final maturity date earlier than the Tranche A Term Maturity Date or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then-remaining Tranche A Term Loans, (D) any Incremental Revolving Facility shall not have a maturity date that is earlier than the Revolving Maturity Date and shall not require any mandatory commitment reductions and (E) any Incremental Term Loan that would be considered a “Term B” loan under then-existing customary market convention shall not have a final maturity date earlier than one year after the Tranche A Term Maturity Date. Any increase in the interest rate spread required pursuant to this Section 2.21 resulting from the application of any interest rate “floor” on any Incremental Tranche A Term Loans or Incremental Revolving Loans will be effected solely through the establishment or increase of a “floor” in respect of the Tranche A Term Loans or Revolving Loans, as the case may be.
(c)    Each notice from a Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the applicable Borrower and the Administrative Agent (and, in the case of any Revolving Commitment Increase, each applicable Issuing Bank and, in the case of a Revolving Commitment Increase in respect of the Dollar Revolving Commitments, the Swingline Lender) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, such Additional Lender and the Administrative Agent and reasonably satisfactory to the Administrative Agent. No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Commitments in respect of any Incremental Extension of Credit shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s Dollar Revolving Commitment or Multi-Currency Revolving Commitment, as the case may be) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)). The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the effective date thereof of each of the conditions set forth in clauses (a) and (b) of Section 4.02 (it being understood and agreed that all references to a Borrowing in clauses (a) and (b) of Section 4.02 shall be deemed to refer to the applicable Incremental Facility Amendment).

(d)    On the date of effectiveness of any Revolving Commitment Increase, (i) the aggregate principal amount of the applicable Class of Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment of the same Class prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment of the applicable Class prior to the effectiveness of such Revolving Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender of the Applicable Class the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Borrowers shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrowers shall deliver such Borrowing Request), (vi) each Revolving Lender of the Applicable Class shall be deemed to hold its Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be, of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Borrowers shall pay each Revolving Lender of the applicable Class any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrowers pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender of the applicable Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit of the applicable Class and, in the case of a Revolving Commitment Increase Lender that is a Dollar Revolving Lender, Swingline Loans such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit of the applicable Class and, in the case of a Revolving Commitment Increase Lender that is a Dollar Revolving Lender, participations hereunder in Swingline Loans, in each case held by each Revolving Lender of the applicable Class (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Dollar Applicable Percentage or Multi-Currency Applicable Percentage, as the case may be.
SECTION 2.22.    Extension of Maturity Date. (a)The Borrowers may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 30 days prior to the then-existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by a Borrower, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrowers (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrowers and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrowers (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including

Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.
(b)    Notwithstanding the foregoing, the Borrowers shall have the right, in accordance with the provisions of Sections 2.19(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.
(c)    If a Maturity Date Extension Request has become effective hereunder:
(i)    solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments of any Class, not later than the fifth Business Day prior to the Existing Maturity Date, the Borrowers shall make prepayments of Revolving Loans of such Class and shall provide cash collateral in respect of Letters of Credit of such Class in the manner set forth in Section 2.05(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure of such Class as of such date will not exceed the aggregate Revolving Commitments of such Class of the Consenting Lenders extended pursuant to this Section (and the Borrowers shall not be permitted thereafter to request any Revolving Loan of such Class or any issuance, amendment, renewal or extension of a Letter of Credit of such Class if, after giving effect thereto, the Aggregate Revolving Exposure of such Class would exceed the aggregate amount of the Revolving Commitments of such Class so extended);
(ii)    solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments of any Class, on the Existing Maturity Date, the Revolving Commitment of such Class of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrowers shall repay all the Revolving Loans of such Class of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings of such Class made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments of such Class; and
(iii)    solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, the Borrowers shall repay all the Loans of such Class of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.

(d)    Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in clauses (a) and (b) of Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrowers.
(e)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.08(c) or Section 2.18(b) or 2.18(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).
(f)    The Borrowers, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
SECTION 2.23.    Refinancing Facilities. (a)The Borrower may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Term Loan Indebtedness. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that such Refinancing Term Loan Indebtedness shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:
(i)    no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing;
(ii)    substantially concurrently with the incurrence of such Refinancing Term Loan Indebtedness, the Borrower shall repay or prepay then outstanding Term Borrowings of the applicable Class (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.09(a) ratably, and
(iii)    such notice shall set forth, with respect to the Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans, to the extent applicable, the following terms thereof: (a) the designation of such Refinancing Term Loans as a new “Class” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Term Loans of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (d) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (e) the fees applicable to the Refinancing Term Loans of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans of such Class (which prepayment requirements may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans of such Class.
(b)    Any Lender or any other Eligible Assignee approached by the Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness.
(c)    Any Refinancing Term Loans shall be established pursuant to a Refinancing Facility Agreement executed and delivered by each Borrower, each Refinancing Term Lender providing such Refinancing Term Loan and the Administrative Agent, which shall be consistent with the provisions set forth in clause (a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect provisions of this Section 2.23, including any amendments necessary to treat such Refinancing Term Loans as a new “Class” of loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.
ARTICLE III
Representations and Warranties
Each Borrower (with respect to itself and, where applicable, its respective Subsidiaries) represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that:
SECTION 3.01.    Organization; Powers. Each Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and each other agreement or instrument contemplated thereby to which it is a party and to effect the Transactions and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Due Execution and Delivery; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.
SECTION 3.03.    Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party

(a) as of the date such Loan Document is executed, will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to perfect Liens created under the Loan Documents, (ii) consents, approvals, registrations or filings which have been obtained or made and are in full force and effect or (iii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to any Borrower or any Restricted Subsidiary, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture, agreement or other instrument binding upon any Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration that would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by any Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents.
SECTION 3.04.    No Material Adverse Change. No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect since December 31, 2013.
SECTION 3.05.    Properties. (a)Each Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its property necessary for the conduct of its business (including the Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes. All such property is free and clear of Liens, other than Liens expressly permitted by Section 6.02.
(b)    Each Borrower and each Restricted Subsidiary owns, or has secured the rights to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business as currently conducted or as currently proposed to be conducted, and the use thereof by each Borrower and each Restricted Subsidiary does not infringe upon the rights of any other Person, except, in each case, for any such failures to own or have rights to use, or any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any trademarks, trade names, copyrights, patents or other intellectual property owned or used by any Borrower or any Restricted Subsidiary is pending or, to the knowledge of any Borrower or any Restricted Subsidiary, threatened against any Borrower or any Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(c)    As of the First Restatement Effective Date, none of the Borrowers or any Restricted Subsidiary has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.
SECTION 3.06.    Litigation and Environmental Matters. (a)There are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or

Governmental Authority pending against or, to the knowledge of any Borrower or any Restricted Subsidiary, threatened against or affecting any Borrower or any Restricted Subsidiary or any business, property or rights (other than intellectual property rights, which are addressed in Section 3.05(b)) of any such Person (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.
(b)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower or Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, (iv) has any present or, to the knowledge of any Borrower or any Restricted Subsidiary, past operations or properties subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material impacts or environmental clean-up, (v) has any contingent liability with respect to any Release, environmental pollution or Hazardous Material impacts on any real property now or previously owned, leased or operated by it or (vi) knows of any basis for any Environmental Liability.
SECTION 3.07.    Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.    Anti-Terrorism Laws; Anti Corruption Laws. (a) To the extent applicable, each Borrower and the Restricted Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used by any Borrower or any of the Restricted Subsidiaries, directly or, to the knowledge of any Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(b)    No Borrower or Restricted Subsidiary nor, to the knowledge of any Borrower, any director, officer, agent, employee or Affiliate of any Borrower or any Restricted Subsidiary, (i) is a Blocked Person or (ii) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and no Borrower or Restricted Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any person currently subject to any sanctions set forth in clause (ii) hereof.
SECTION 3.09.    Investment Company Status. No Borrower or Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.
SECTION 3.10.    Federal Reserve Regulations. No Borrower or Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.
SECTION 3.11.    Taxes. Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Borrower and each Restricted Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and where such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP.
SECTION 3.12.    ERISA. (a)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(b)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject any Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with all Requirements of Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained.
SECTION 3.13.    Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower or any Restricted Subsidiary to the Arrangers, the Administrative Agent, any Issuing Bank or any Lender on or before the First Restatement Effective Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the First Restatement Effective Date, as of the First Restatement Effective Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).
SECTION 3.14.    Subsidiaries. As of the First Restatement Effective Date, the Borrower does not have any subsidiaries other than the Co-Borrower and the Subsidiaries. As of the First Restatement Effective Date, Schedule 3.14 sets forth the name of, and the ownership interest of each Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the First Restatement Effective Date. As of the First Restatement Effective Date, the Equity Interests in the Co-Borrower and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by the Borrower or the Co-Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents and any Liens permitted by Section 6.02). Except as set forth in Schedule 3.14, as of the First Restatement Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Borrower or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by the Co-Borrower or any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribed for or purchase any Equity Interests in the Co-Borrower or any Subsidiary.
SECTION 3.15.    [Reserved.]
SECTION 3.16.    Labor Matters. As of the First Restatement Effective Date, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there are no strikes, lockouts or slowdowns or any other material labor disputes against any Borrower or any Subsidiary pending or, to the knowledge of any Borrower or any Subsidiary, threatened and (ii) there are no unfair labor practice complaints pending against any Borrower or any Subsidiary or, to the knowledge of any Borrower or any Subsidiary, threatened against any of them before the National Labor Relations Board or other Governmental Authority.
SECTION 3.17.    Solvency. As of the Spin-Off Date, immediately after the consummation of the Transactions to occur on the Spin-Off Date, and giving effect to the rights of indemnification, subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Borrowers and the Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrowers and the Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrowers and the Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrowers and the Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Spin-Off Date. For purposes of this Section, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
SECTION 3.18.    Collateral Matters. (a)The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined therein) and (i) when such Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) (subject to subsections (b) and (c) of this Section 3.18) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
(b)    Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.
(c)    Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the First Restatement Effective Date).
SECTION 3.19.    Designation as Senior Debt. All Obligations shall be designated as “Senior Indebtedness” and “Designated Senior Indebtedness” or a similar term or designation for purposes of and as defined in, any documentation with respect to any subordinated Indebtedness.
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent shall have received from each party hereto or thereto either (i) a counterpart of this Agreement and each other Loan Document (excluding the Mortgages, which shall be delivered in accordance with Section 5.15) signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and each other Loan Document (excluding the Mortgages, which shall be delivered in accordance with Section 5.15).
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of each of Simpson Thacher & Bartlett LLP, counsel for the Borrower and the Restricted Subsidiaries, Arthur Cox, counsel for the Borrower, and Ice Miller LLP, special counsel in Indiana for Von Duprin LLC, (A) dated as of the Effective Date and (B) covering such matters relating to the Loan Parties (as applicable) or the Loan Documents as the Administrative Agent shall reasonably request. Each Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice President of the Co-Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 (for purposes of the conditions set forth in paragraphs (a) and (b) of Section 4.02, after giving effect to the consummation of the Spin-Off).
(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand; provided that such amounts may be offset against the proceeds of the Term Loans.
(f)    The Administrative Agent shall have received the financial statements, opinions and certificates referred to in (i) Section 3.04(a) and (ii) Section 3.04(b).
(g)    The Administrative Agent shall have received a detailed business plan of the Borrower and its Restricted Subsidiaries for the fiscal years 2013 through 2018 (including but not limited to quarterly projections for the first four fiscal quarters ending after the Effective Date).
(h)    The Administrative Agent shall have received, at least five Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested at least ten Business Days prior to the Effective Date.
(i)    The Collateral and Guarantee Requirement shall have been satisfied to the extent applicable and the Administrative Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in each Security Document, except as otherwise set forth in the Collateral and Guarantee Requirement or Section 5.15. The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or legal officer of each Borrower, together with all attachments contemplated thereby, including

(i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate, (ii) copies of the financing statements (or similar documents) disclosed by such search and (iii) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of the Loans on the Effective Date be released or terminated.
(j)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.
(k)    The Lenders shall have received a certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit L, certifying as to the solvency of the Borrower and its Restricted Subsidiaries as of the Spin-Off Date on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby.
(l)    The Transactions shall have been, or satisfactory arrangements shall have been implemented providing that within five Business Days of the initial funding of the Loans on the Effective Date the Transactions shall be, consummated in accordance with applicable law and, in all material respects, consistent with (x) the information set forth in the Form 10 and (y) the pro forma financial information and the business plan delivered to the Lenders prior to the Effective Date pursuant to Sections 4.01(f)(ii) and 4.01(g), respectively.
(m)    The Lenders shall have received a copy of the most recently available version of each material Spin-Off Document and each other Spin-Off Document requested by the Administrative Agent, each certified by a Financial Officer of the Borrower as being complete and correct. The terms of each Spin-Off Document shall be consistent in all material respects with the information set forth in the Form 10.
(n)    The Co-Borrower shall believe in good faith that all conditions to the Spin-Off set forth in the Form 10 and in the Distribution Agreement will be, within five Business Days of the making of the Loans on the Effective Date, satisfied (or waived, amended or otherwise modified in a manner not material and adverse to the rights or interests of the Lenders).
(o)    The Lenders shall have received draft copies of (i) the solvency opinion to be delivered no later than the Spin-Off Date to the Board of Directors of Ingersoll Rand in connection with the Spin-Off (provided that the Administrative Agent and the Lenders shall not be required to be addressees or beneficiaries of such opinion) and (ii) the Internal Revenue Service letter ruling and the legal opinion of Simpson Thacher & Bartlett LLP delivered to Ingersoll Rand regarding the tax-free nature of the Spin-Off (provided that the Administrative Agent and the Lenders shall not be required to be addressees or beneficiaries of the legal opinion).
(p)    Immediately after giving effect to the Transactions and the other transactions contemplated hereby, no Borrower or any Restricted Subsidiary shall have outstanding any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Senior Unsecured Notes and (iii) other Indebtedness permitted under Section 6.01.
(q)    The Senior Unsecured Notes shall have been issued with a gross aggregate principal amount of no less than $300,000,000, and the Net Proceeds of such issuance shall have been deposited into escrow.

(r)    The Co-Borrower shall have delivered to the Administrative Agent the notice required by Section 2.03.
(s)    Ingersoll Rand shall have executed an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which Ingersoll Rand agrees (i) to hold all the proceeds of the Effective Date Dividend in a separate account or separate accounts for the benefit of the Co-Borrower, the Administrative Agent and the Lenders until the consummation of the Spin-Off and (ii) to promptly return to the Co-Borrower all the proceeds of the Effective Date Dividend in the event that the Spin-Off has not occurred on or prior to the fifth Business Day after the Effective Date.
The Administrative Agent shall notify the Co-Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on the date that is 120 days after the Escrow Date.
SECTION 4.02.    Each Credit Event. The obligations of the Lenders to make Loans on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)    The applicable Borrower shall have delivered to the Administrative Agent the notice required by Section 2.03.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.
ARTICLE V

Affirmative Covenants
From and including the Effective Date and until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document shall have been paid in full and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. In the case of the Borrower, the Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, the following:
(a)    within 90 days after the end of each fiscal year of the Borrower (or such later date as Form 10-K of the Borrower is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Borrower gives the Administrative Agent notice of any such extension), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted auditing standards and reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit other than with respect to the Borrower’ internal controls over financial reporting for which an opinion as to effectiveness is not required) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such later date as Form 10-Q of the Borrower is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Borrower gives the Administrative Agent notice of any such extension), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;
(c)    concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (which, for the avoidance of doubt, shall be prepared based on the terms hereof after giving effect to the First Restatement Effective Date commencing with the certificate delivered concurrently with the financial statements for the fiscal quarter ending September 30, 2014) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenants contained in Sections 6.12 and 6.13 and (B) in the case of financial statements delivered under clause (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2015, of Excess Cash Flow, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the prior certificate delivered pursuant to this clause (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) at any time when there is any Unrestricted Subsidiary, including as an attachment with respect to each such financial statement, an Unrestricted Subsidiary Reconciliation Statement (except to the extent that the information required thereby is separately provided with the public filing of such financial statement);
(d)    [reserved;]
(e)    concurrently with any delivery of financial statements under clause (a) above, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(f)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(g)    promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to the holders of its Equity Interests generally, as applicable; and
(h)    promptly following any request therefor, but subject to the limitations set forth in the proviso to the last sentence of Section 5.09 and Section 9.12, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of any Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent, any Issuing Bank or any Lender may reasonably request.
Information required to be furnished pursuant to clause (a), (b) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 5.02.    Notices of Material Events. The Borrowers will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, written notice of the following, in each case promptly after an officer obtains knowledge thereof:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of any Borrower or any Restricted Subsidiary, affecting any Borrower or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by any Borrower to the Administrative Agent, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of this Agreement or any other Loan Document; and
(c)    any other development (including notice of any matter or event that could give rise to an Environmental Liability or ERISA Event) that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Information Regarding Collateral. (a)The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.
(b)    At the time of delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the First Restatement Effective Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the First Restatement Effective Date).
SECTION 5.04.    Existence; Conduct of Business. Each Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names necessary for the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (ii) the Borrowers and each of the Restricted Subsidiaries from allowing its respective patents, copyrights, trademarks and trade names to lapse, expire or become abandoned in the ordinary course of business or its reasonable business judgment, as applicable.

SECTION 5.05.    Payment of Taxes. Each Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the applicable Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06.    Maintenance of Properties. Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, each Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.07.    Insurance. Each Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties will (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and (c) provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
SECTION 5.08.    [Reserved.]
SECTION 5.09.    Books and Records; Inspection and Audit Rights. Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times but no more often than two times during any calendar year; provided that no Borrower or Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
SECTION 5.10.    Compliance with Laws. Each Borrower will, and will take reasonable action to cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including Environmental Laws) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.11.    Use of Proceeds; Letters of Credit. (a)The proceeds of the Term Loans made on the First Restatement Effective Date, together with cash on hand, will be used solely (i) to repay in full the “Tranche B Term Loans” and the Tranche A Term Loans made on the Effective Date, in each case as set forth in the First Restatement Agreement and (ii) for the payment of fees and expenses payable in connection with the First Restatement Transactions. The proceeds of the Revolving Loans and the Swingline Loans, as well as the proceeds of any Incremental Extension of Credit (unless otherwise provided in the applicable Incremental Facility Amendment) will be used for working capital and other general corporate purposes (including acquisitions permitted by this Agreement) of the Borrowers and the Restricted Subsidiaries. The proceeds of the Revolving Loans and the Swingline Loans may also be used for other transactions not prohibited by this Agreement. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.10. Letters of Credit will be used by the Borrowers and the Restricted Subsidiaries for general corporate purposes.
SECTION 5.12.    Additional Subsidiaries. (a)If any additional Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary) after the Effective Date, then the Borrower will, as promptly as practicable and, in any event, within 60 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing (including electronic mail)) after such Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary), notify the Administrative Agent thereof and, to the extent applicable, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.
(b)    The Borrowers may designate any wholly-owned Restricted Subsidiary that is organized in a Permitted Jurisdiction as a Designated Subsidiary; provided that to the extent applicable, the Collateral and Guarantee Requirement shall have been satisfied with respect to such Subsidiary as if such Subsidiary is a Person that becomes a Designated Subsidiary after the Effective Date.
SECTION 5.13.    Further Assurances. (a)Each Borrower will, and will cause each of its Subsidiaries that is a Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Each Borrower also agrees to, and shall cause each of its Subsidiaries that is a Subsidiary Loan Party to, provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the

Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)    If any material assets (including any real property or improvements thereto or any interest therein with a fair market value in excess of $10,000,000) are acquired by any Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien created by the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.
SECTION 5.14.    Credit Ratings. Each Borrower will use reasonable efforts to cause the credit facilities made available under this Agreement to be continuously rated by S&P and Moody’s. The Borrowers will use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower or Co-Borrower.
SECTION 5.15.    Post-First Restatement Effective Date Matters. As promptly as practicable, and in any event within 90 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing), after the First Restatement Effective Date, (i) each Borrower shall, and shall cause each of its Subsidiaries that is a Loan Party to, deliver all Mortgages amendments that are required to be delivered pursuant to the Collateral and Guarantee Requirement, except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement” and (ii) the Borrower shall deliver an amendment to the Irish law-governed security agreement granting to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral of the Borrower, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.16.    Designation as Senior Debt. Each Borrower shall, and following the Spin-Off shall cause each of its Subsidiaries to, designate all Obligations as “Senior Indebtedness” and “Designated Senior Indebtedness” or as a similar term or designation for purposes of and as defined in, any documentation with respect to any subordinated Indebtedness.
SECTION 5.17.    Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation, (b) immediately after giving effect to such designation, the Total Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Borrower, is less than 2.75 to 1.00, and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating compliance with this clause (b) and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under

Section 6.04(u) at the date of designation in an amount equal to the net book value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time.
SECTION 5.18.    Spin-Off Documents. No term or condition set forth in the most recently available version of any Spin-Off Document shall be waived, amended or otherwise modified in a manner material and adverse to the rights or interests of the Lenders without the prior written approval of the Administrative Agent.
ARTICLE VI

Negative Covenants
Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document have been paid in full, and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees (provided that notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no provision of this Agreement or any other Loan Document shall prevent or restrict the consummation of any of the Transactions, nor shall the Transactions give rise to any Default, or constitute the utilization of any basket, under this Agreement (including this Article VI) or any other Loan Document) with the Lenders that:
SECTION 6.01.    Indebtedness; Certain Equity Securities. (a) No Borrower will, nor will any Borrower permit any of its respective Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(ii)    Indebtedness created hereunder and under the other Loan Documents;
(iii)    (A) the Senior Unsecured Notes in an aggregate principal amount not to exceed $300,000,000 and (B) Refinancing Indebtedness in respect of the Senior Unsecured Notes issued pursuant to clause (A) above (it being understood and agreed that, for purposes of this Section, any Indebtedness that is incurred for the purpose of repurchasing or redeeming any Senior Unsecured Notes (or any Refinancing Indebtedness in respect thereof) shall, if otherwise meeting the requirements set forth in the definition of the term “Refinancing Indebtedness”, be deemed to be Refinancing Indebtedness in respect of the Senior Unsecured Notes (or such Refinancing Indebtedness), and shall be permitted to be incurred and be in existence, notwithstanding that the proceeds of such Refinancing Indebtedness shall not be applied to make such repurchase or redemption of the Senior Unsecured Notes (or such Refinancing Indebtedness) immediately upon the incurrence thereof, if the proceeds of such Refinancing Indebtedness are applied to make such repurchase or redemption no later than 90 days following the date of the incurrence thereof;
(iv)    Indebtedness existing on the First Restatement Effective Date and set forth in Schedule 6.01, any Refinancing Indebtedness in respect thereof and any intercompany Indebtedness existing on the Effective Date arising out of, or in connection with, the Transactions;
(v)    (A) Indebtedness of a Borrower to another Borrower or any Restricted Subsidiary or (B) Indebtedness of any Restricted Subsidiary to a Borrower or any other Restricted Subsidiary; provided that (x) Indebtedness of any Subsidiary that is not a Loan Party to a Borrower or any Subsidiary Loan Party shall be subject to Section 6.04 and (y) Indebtedness of a Borrower or any Subsidiary Loan Party to any Restricted Subsidiary that is not a Subsidiary Loan Party shall, on and after the Effective Date, be subordinated to the Obligations on the terms set forth in the Global Intercompany Note;
(vi)    (A) Guarantees by a Borrower of Indebtedness of another Borrower or any Restricted Subsidiary and (B) Guarantees by any Restricted Subsidiary of Indebtedness of a Borrower or any other Restricted Subsidiary; provided that (w) the Indebtedness so Guaranteed is permitted by this Section (other than clause (a)(iii) or (a)(vii)), (x) Guarantees by a Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04, (y) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (z) none of the Senior Unsecured Notes shall be Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party that has Guaranteed the Obligations pursuant to the Collateral Agreement;
(vii)    (A) Indebtedness of any Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any Borrower or any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement, and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that at the time of incurrence thereof, the aggregate principal amount of Indebtedness permitted by this clause (vi), together with any sale and leaseback transaction incurred pursuant to Section 6.06, shall not exceed the greater of (x) $75,000,000 and (y) 3.75% of Consolidated Total Assets as of the fiscal year most recently ended prior to the incurrence of such Indebtedness;
(viii)    (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Escrow Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an acquisition permitted by Section 6.04; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed, as applicable, pursuant to clause (A) above;

(ix)    other Indebtedness in an aggregate principal amount not exceeding at the time of incurrence thereof, the greater of (A) $75,000,000 and (B) 3.75% of Consolidated Total Assets as of the fiscal year most recently ended prior to the incurrence of such Indebtedness at any time outstanding;
(x)    Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(xi)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances drafts, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;
(xii)    Indebtedness in respect of Hedging Agreements permitted by Section 6.07;
(xiii)    Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;
(xiv)    Indebtedness in the form of purchase price adjustments, earnouts, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under Section 6.04;
(xv)    Refinancing Term Loan Indebtedness incurred pursuant to Section 2.23; provided that the Net Proceeds thereof are used to make the prepayments required under clause (a)(iii) of Section 2.23;
(xvi)    Alternative Incremental Facility Debt, provided that the aggregate principal amount of such Alternative Incremental Facility Debt shall not exceed the amount permitted under Section 2.21;
(xvii)    Indebtedness representing deferred compensation to directors, officers, consultants or employees of a Borrower or a Restricted Subsidiary incurred in the ordinary course of business;
(xviii)    Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.08;
(xix)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;
(xx)    Indebtedness of any Restricted Subsidiary that is not a Loan Party to a Borrower or any Subsidiary Loan Party to the extent the proceeds thereof are used by such Restricted Subsidiary to consummate an acquisition permitted by Section 6.04(b); provided that the aggregate amount of Indebtedness incurred pursuant to this clause (xix) for the purpose of acquiring a Restricted Subsidiary that does not become a Subsidiary Loan Party shall not exceed, at the time such acquisition is made and after giving effect thereto, the greater of (A) $100,000,000 and (B) 5.0% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such acquisition; and

(xxi)    Indebtedness of any Borrower or any other Loan Party if, after giving effect to the incurrence thereof and the application of the proceeds thereof, the Borrower is in compliance with Sections 6.12 and 6.13.
SECTION 6.02.    Liens. (a) No Borrower will, nor will any Borrower permit any of its respective Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:
(i)    Liens created under the Loan Documents;
(ii)    Permitted Encumbrances;
(iii)    any Lien on any asset of a Borrower or any Restricted Subsidiary existing on the First Restatement Effective Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of any Borrower or any Restricted Subsidiary (other than assets financed by the same financing source in the ordinary course of business) and (B) such Lien shall secure only those obligations that it secures on the First Restatement Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(iii) as Refinancing Indebtedness in respect thereof;
(iv)    any Lien existing on any asset prior to the acquisition thereof by a Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Escrow Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of a Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source in the ordinary course of business and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(vii) as Refinancing Indebtedness in respect thereof;
(v)    Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by any Borrower or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement and permitted by clause (vi)(A) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (vi)(B) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement (provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by clause (vi)(B) of Section 6.01(a) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(vi) at any time outstanding and (D) such Liens shall not apply to any other property or assets of any Borrower or any Restricted Subsidiary (except assets financed by the same financing source in the ordinary course of business);
(vi)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii)    in the case of (A) any Restricted Subsidiary that is not a wholly owned Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(viii)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder;
(ix)    Liens on Collateral securing any Permitted Second Priority Refinancing Debt or Alternative Incremental Facility Debt; provided that such Liens are subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent;
(x)    Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01; and
(xi)    Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby, at the time of incurrence thereof, does not exceed the greater of (A) $50,000,000 and (B) 2.5% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such investments.
SECTION 6.03.    Fundamental Changes. (a)No Borrower will, nor will it permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into or consolidate with a Borrower in a transaction in which such Borrower is the surviving entity or the surviving entity (the “Successor Borrower”) (A) is organized under the laws of the United States (with respect to the Co-Borrower) or Ireland (with respect to the Borrower), (B) expressly assumes the applicable Borrower’s obligations under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Subsidiary Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Collateral Agreement confirmed that its (i) obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the applicable Borrower under this Agreement, (ii) any Person (other than a Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party, (iii) any Restricted Subsidiary other than a Borrower may merge into or consolidate with any Person in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04 and (v) any Borrower or any Restricted Subsidiary may engage in a merger, consolidation, dissolution or liquidation, the purpose of which is to effect a disposition permitted pursuant to Section 6.05.
(b)    No Borrower will, or will permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type to be conducted by the Borrowers and the Restricted Subsidiaries as described in the Form 10 and the public filings of the Borrower prior to the First Restatement Effective Date and businesses reasonably related, incidental or ancillary thereto.
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. The Borrowers will not, nor will they permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior to such merger or consolidation) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    investments constituting the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary if, after giving effect thereto on a Pro Forma Basis, the Borrower would be in compliance with Sections 6.12 and 6.13; provided that the aggregate amount of cash consideration paid in respect of such investments (including in the form of loans or advances made to Restricted Subsidiaries that are not Loan Parties) by Loan Parties involving the acquisition of Restricted Subsidiaries that do not become Loan Parties shall not exceed, at the time such investment is made and after giving effect thereto, the greater of (A) $100,000,000 and (B) 5.0% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such acquisition;
(c)    cash and cash equivalents;
(d)    (i) investments (including intercompany loans and advances) existing on the Effective Date in the Borrowers and the Restricted Subsidiaries arising out of, or in connection with, the Transactions, (ii) other investments existing on the First Restatement Effective Date and set forth on Schedule 6.04 and (iii) intercompany investments made on the First Restatement Effective Date to effect the repayment of the Revolving Loans, the “Tranche B Term Loans” and the Tranche A Term Loans made on the Effective Date;
(e)    investments by the Borrower in the Co-Borrower and by the Co-Borrower and the Restricted Subsidiaries in Equity Interests of their respective subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged to the extent required by the definition of the term “Collateral and Guarantee Requirement” and (ii) the aggregate outstanding amount of such investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under subclause (ii) of the proviso to clause (f) of this Section and outstanding Guarantees permitted under the proviso to clause (g) of this Section) shall not exceed, at the time such investment is made and after giving effect thereto, the greater of (A) $100,000,000 and (B) 5.0% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such investments (in each case determined without regard to any write-downs or write-offs), provided that if any such investment under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (e) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;
(f)    loans or advances made by a Borrower or any Restricted Subsidiary to a Borrower or any Restricted Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced, on and after the Effective Date, by a promissory note pledged pursuant to the Collateral Agreement and (ii) the outstanding amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties (together with investments permitted under subclause (ii) of the proviso to clause (e) of this Section and outstanding Guarantees permitted under the proviso to clause (g) of this Section) shall not exceed, at the time such loans or advances are made and after giving effect thereto, the greater of (A) $100,000,000 and (B) 5.0% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such loans or advances (in each case determined without regard to any write-downs or write-offs), provided that if any such loan or advance under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (f) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;
(g)    Guarantees of Indebtedness that is permitted under Section 6.01 and other obligations, in each case of any Borrower or any Restricted Subsidiary; provided that the total of the aggregate outstanding principal amount of Indebtedness and the aggregate amount of other obligations, in each case of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with investments permitted under subclause (ii) of the proviso to clause (e) of this Section and intercompany loans permitted under subclause (ii) to the proviso to clause (f) of this Section) shall not exceed, at the time such Guarantee is made and after giving effect thereto, the greater of (A) $100,000,000 and (B) 5.0% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such Guarantees (in each case determined without regard to any write-downs or write-offs);
(h)    loans or advances to directors, officers, consultants or employees of any Borrower or any Restricted Subsidiary made in the ordinary course of business of such Borrower or such Restricted Subsidiary, as applicable, not exceeding $5,000,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);
(i)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of any Borrower or any Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;
(j)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(k)    investments in the form of Hedging Agreements permitted by Section 6.07;
(l)    investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with any Borrower or any Restricted Subsidiary so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;
(m)    investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;
(n)    investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(o)    investments that result solely from the receipt by any Borrower or any Restricted Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(p)    receivables or other trade payables owing to a Borrower or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as such Borrower or any Restricted Subsidiary deems reasonable under the circumstances;
(q)    mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrowers and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries;
(r)    [reserved;]
(s)    Guarantees by any Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(t)    investments, loans and advances by any Borrower or any Restricted Subsidiary if, on a Pro Forma Basis after giving effect thereto including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance), the Total Leverage Ratio is less than 3.00 to 1.00; and
(u)    other investments, loans and advances by any Borrower or any Restricted Subsidiary (and loans and advances by the Borrower) in an aggregate amount, as valued at cost at the time each such investment, loan or advance is made and including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance), in an aggregate amount not exceeding, at the time such investments, loans or advances are made and after giving effect thereto, the sum of (i) the greater of (A) $75,000,000 and (B) 3.75% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such investments, loans or advances plus (ii) the Available Amount at such time in the aggregate for all such investments made or committed to be made from and after the Effective Date plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such investments (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made).
SECTION 6.05.    Asset Sales. No Borrower will, nor will they permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Co-Borrower or another Restricted Subsidiary), except:
(a)    sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the Borrowers and the Restricted Subsidiaries (including intellectual property), (iv) immaterial assets and (v) cash and Permitted Investments, in each case in the ordinary course of business;
(b)    sales, transfers, leases and other dispositions to a Borrower or a Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 6.04 and 6.09;
(c)    sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction;
(d)    (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j), (l) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Restricted Subsidiary by a Borrower or a Restricted Subsidiary to the extent such sale, transfer or other disposition would be permissible as an investment in a Restricted Subsidiary permitted by Section 6.04(e) or (u);
(e)    leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of any Borrower or any Restricted Subsidiary;
(f)    licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of any Borrower or any Restricted Subsidiary;
(g)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any Borrower or any Restricted Subsidiary;
(h)    dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)    dispositions permitted by Section 6.08;
(j)    dispositions set forth on Schedule 6.05;
(k)    sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (k) shall not exceed (A) in any fiscal year, 15% of Consolidated Total Assets as of the fiscal year most recently ended prior to such sale, transfer, lease or other disposition and (B) during the term of this Agreement, 40% of Consolidated Total Assets as of the fiscal year most recently ended prior to such sale, transfer, lease or other disposition and (ii) no Event of Default has occurred and is continuing or would result therefrom; and
(l)    sales, transfers or other dispositions of accounts receivable in connection with the factoring on a non-recourse basis of such accounts receivable.
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b)) shall be made for fair value (as determined in good faith by the Borrower), and at least 75% of the consideration from all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b), (d), (g) or (h)) since the First Restatement Effective Date, on a cumulative basis, is in the form of cash or cash equivalents; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 30 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the applicable Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of a Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the applicable Borrower and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by a Borrower or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of $50,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

SECTION 6.06.    Sale and Leaseback Transactions. No Borrower will, nor will they permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after any Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(a)(vi) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(a)(v).
SECTION 6.07.    Hedging Agreements. None of the Borrowers will, nor will they permit any Restricted Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of the Equity Interests of any Borrower or any Restricted Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.
SECTION 6.08.    Restricted Payments; Certain Payments of Junior Indebtedness. (a) None of the Borrowers will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(i)    [reserved];
(ii)    the Co-Borrower and any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;
(iii)    [reserved;]
(iv)    the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests or Disqualified Equity Interests permitted hereunder;
(v)    the Borrower may make Restricted Payments, not exceeding $30,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans approved by the Borrower’ board of directors for directors, officers, consultants or employees of the Borrowers and the Restricted Subsidiaries;
(vi)    the Borrower may make Restricted Payments if, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is less than 3.00 to 1.00;
(vii)    [reserved;]
(viii)    the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower;
(ix)    the Borrower may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options (and related redemption or cancellation of shares for payment of taxes or other amounts relating to the exercise under such stock option or other benefit plans);
(x)    the Borrower may make Restricted Payments, not exceeding $125,000,000 during any fiscal year (reduced by the amount of any prepayments of Indebtedness pursuant to Section 6.08(b)(v) during such fiscal year);
(xi)    concurrently with any issuance of Qualified Equity Interests, the Borrower may redeem, purchase or retire any Equity Interests of the Borrower using the proceeds of, or convert or exchange any Equity Interests of the Borrower for, such Qualified Equity Interests; and
(xii)    the Borrower may make Restricted Payments from and after the First Restatement Effective Date in an aggregate amount not to exceed, at the time such Restricted Payments are paid and after giving effect thereto, the sum of (A) the greater of (i) $75,000,000 and (ii) 3.75% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such Restricted Payments (which greater amount shall be reduced by the amount of any payments of Indebtedness pursuant to Section 6.08(b)(iv)) plus (B) the Available Amount at such time. For purposes of this clause (xii), the Borrowers may use that portion of the Available Amount set forth in clause (a)(i) of the definition thereof without regard to the requirements set forth in clauses (x) and (y) of this sentence but may only use that portion of the Available Amount set forth in clause (a)(ii) of the definition thereof if (x) after giving effect thereto on a Pro Forma Basis, the Borrower would be in compliance with Sections 6.12 and 6.13 and (y) no Default has occurred and is continuing or would result therefrom.
(b)    None of the Borrowers will, nor will they permit any Restricted Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Indebtedness that is subordinated in right of payment to the Obligations, except for:
(i)    (A) payments of Indebtedness created under this Agreement or any other Loan Document and (B) payments of intercompany Indebtedness not prohibited by the terms of the Global Intercompany Note;
(ii)    regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;
(iii)    refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;
(iv)    payments of or in respect of Indebtedness from and after the First Restatement Effective Date in an amount equal to, at the time such payments are made and after giving effect thereto, the sum of (A) the greater of (i) $75,000,000 and (ii) 3.75% of Consolidated Total Assets as of the fiscal year most recently ended prior to the making of such payment (which greater amount shall be reduced by any amounts declared and paid as Restricted Payments pursuant to Section 6.08(a)(xii)(A)) plus (B) the Available Amount at such time;
(v)    payments of or in respect of Indebtedness in an amount not exceeding $125,000,000 during any fiscal year (reduced by any amounts declared and paid as Restricted Payments pursuant to Section 6.08(a)(x) during such fiscal year); and
(vi)    payments of or in respect of Indebtedness if, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is less than 3.00 to 1.00.

SECTION 6.09.    Transactions with Affiliates. None of the Borrowers will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions involving aggregate consideration in excess of $5,000,000 with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not less favorable to the applicable Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Loan Parties not involving any other Affiliate, (iii) advances, equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests and other Restricted Payments permitted under Section 6.08 and investments, loans and advances to Restricted Subsidiaries permitted under Section 6.04 and any other transaction involving the Borrowers and the Restricted Subsidiaries permitted under Section 6.03 to the extent such transaction is between a Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries and Section 6.05 (including, for the avoidance of doubt, Section 6.05(b)) (to the extent such transaction is not required to be for fair value thereunder), (iv) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of any Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of the Borrowers or the Restricted Subsidiaries in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrowers’ board of directors and (vi) employment and severance arrangements entered into in the ordinary course of business between any Borrower or any Restricted Subsidiary and any employee thereof and approved by a Borrower’s board of directors.
SECTION 6.10.    Restrictive Agreements. None of the Borrowers will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests, to make or repay loans or advances to any Borrower or any Restricted Subsidiary, to Guarantee Indebtedness of any Borrower or any Restricted Subsidiary, to transfer any of its properties or assets to any Borrower or any Restricted Subsidiary or to grant Liens on its assets (including Equity Interests) to the Administrative Agent; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, any other Loan Document, any Incremental Facility Amendment, any Refinancing Facility Agreement or any document governing any Refinancing Term Loan Indebtedness or Refinancing Indebtedness, (B) restrictions and conditions imposed by the Senior Unsecured Notes Documents as in effect on the Escrow Date or any agreement or document evidencing Refinancing Term Loan Indebtedness in respect of the Senior Unsecured Notes Documents permitted under clause (ii) of Section 6.01(a); provided that the restrictions and conditions contained in any such agreement or document taken as a whole are not materially less favorable to the Lenders than the restrictions and conditions imposed by the Senior Unsecured Notes Documents, (C) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of any Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such

Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the First Restatement Effective Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect) and (F) restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii) of Section 6.01(a) or to any restrictions in any Indebtedness of a non-Loan Party Restricted Subsidiary permitted by clause (viii) or clause (xviii) of Section 6.01(a), in each case if such restrictions and conditions apply only to such Restricted Subsidiary and its subsidiaries; and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vi) of Section 6.01(a) if such restrictions and conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.
SECTION 6.11.    Amendment of Material Documents. None of the Borrowers will, nor will they permit any of their respective Restricted Subsidiaries to, amend, modify or waive, (a) its certificate of incorporation, bylaws or other organizational documents or (b) any of the Senior Unsecured Notes Documents or (c) any of the Spin-Off Documents, in each case if the effect of such amendment, modification or waiver would be materially adverse to the Lenders.
SECTION 6.12.    Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense (the “Interest Expense Coverage Ratio”), in each case for any period of four consecutive fiscal quarters of the Borrower ending on or about any date set forth below, to be less than the ratio set forth below opposite such period:

Fiscal Quarter Ending	Interest Expense Coverage Ratio
December 31, 2014	3.50 to 1.00
March 31, 2015 and thereafter	4.00 to 1.00

SECTION 6.13.    Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on or about any date during any period set forth below, to exceed the ratio set forth below opposite such period:

Fiscal Quarter Ending	Total Leverage Ratio
December 31, 2014	4.00 to 1.00
March 31, 2015	3.75 to 1.00
June 30, 2015	3.75 to 1.00
September 30, 2015	3.75 to 1.00
December 31, 2015	3.75 to 1.00
March 31, 2016	3.50 to 1.00
June 30, 2016	3.50 to 1.00
September 30, 2016	3.50 to 1.00
December 31, 2016	3.50 to 1.00
March 31, 2017	3.25 to 1.00
June 30, 2017	3.25 to 1.00
September 30, 2017	3.25 to 1.00
December 31, 2017	3.25 to 1.00
March 31, 2018 and thereafter	3.00 to 1.00
SECTION 6.14.    Changes in Fiscal Periods. The Borrower will neither (a) permit its fiscal year or the fiscal year of the Co-Borrower or any Restricted Subsidiary to end on a day other than December 31 (or, if different, on dates consistent with practice in effect on the Spin-Off Date), nor (b) change its method of determining fiscal quarters; provided that the Borrower may make one election after the Effective Date to change its fiscal year end if the Borrower shall provide the Lenders with such financial information as is reasonably useful to allow the Lenders to compare the financial position and results of operations of the Borrowers and the Restricted Subsidiaries prior and subsequent to such change for all relevant fiscal periods of the Borrowers and the Restricted Subsidiaries.
ARTICLE VII

Events of Default
SECTION 7.01.    Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    on and after the Effective Date, any representation or warranty made or deemed made by or on behalf of any Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days following notice thereof from the Administrative Agent to the Borrower;
(d)    on and after the Effective Date any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of any Borrower) or in Article VI; provided that a failure to observe or perform any covenant contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.08, 6.09, 6.10, 6.11 or 6.14 between the Escrow Date and the Effective Date shall constitute an Event of Default on the Effective Date, but only if such failure shall be unremedied on the Effective Date;
(e)    on and after the Effective Date, any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;
(f)    any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Material Indebtedness);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired); the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;
(h)    except as otherwise provided in Section 7.02, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    except as otherwise provided in Section 7.02, any Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of any Borrower or any Restricted Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or in clause (h) of this Section;
(j)    any Borrower or any Restricted Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against any Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Restricted Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    on and after the Effective Date, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in Section 9.14 or (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (B) file Uniform Commercial Code continuation statements;

(n)    on and after the Effective Date, any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;
(o)    on and after the Effective Date, any Guarantee or co-borrower obligation purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14; or
(p)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
SECTION 7.02.    Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have consolidated total assets that equal 5.0% or more of the consolidated total assets of the Borrower and (b) did not have revenues during the four fiscal quarter period of the Borrower most recently ended equal to or greater than 5.0% of the consolidated revenues of the Borrower; provided that if it is necessary to exclude more than one Restricted Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate consolidated assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 5.0% of the consolidated total assets of the Borrower and the aggregate consolidated revenues of all such excluded Restricted Subsidiaries for such four fiscal quarter period may not exceed 5.0% of the consolidated revenues of the Borrower.

ARTICLE VIII

The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by any Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower or any Lender as a result of, any determination of the Revolving Exposure or the component amounts thereof or of the Weighted Average Yield.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the

Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which (a) shall not be unreasonably withheld or delayed and (b) shall not be required if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor; provided that any such successor shall be a Lender or an Affiliate of a Lender at the time of such appointment. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.
In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Secured Hedging Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document except as expressly provided in the Collateral Agreement. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s

Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
Notwithstanding anything herein to the contrary, neither the Arrangers nor any Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of Borrowers or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. (a)General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)    if to a Borrower, to it at 11819 N. Pennsylvania St., Carmel, Indiana 46032, Attention of Chief Financial Officer (Fax No.: 317-810-3456);
(ii)    if to the Administrative Agent in respect of Borrowings denominated in dollars and all other matters, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, Delaware 19713, Attention of Pranay Tyagi (Fax No.: 302-634-8799), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, New York 10179, Attention of Robert Bryant (Fax No.: 212-270-5100);
(iii)    if to the Administrative Agent in respect of Borrowings denominated in any Permitted Foreign Currency, to it at J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention of Loans Agency (Fax No: +44-20-7777-2360);
(iv)    if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Co-Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);
(v)    if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, Delaware 19713, Attention of Pranay Tyagi (Fax No.: 302-634-8799), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, New York 10179, Attention of Robert Bryant (Fax No.: 212-270-5100); and
(vi)    if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or any Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform. The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, as to the adequacy of the Platform and each such Person expressly disclaims any liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.
SECTION 9.02.    Waivers; Amendments. (a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Except as provided in Sections 2.21, 2.22, 2.23 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrowers, the Administrative Agent and the Required

Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, in each case without the written consent of each Lender affected thereby, (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (v) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Collateral Agreement, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release of any Guarantee), (vi) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (vii) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral securing the obligations owed to, or payments due to, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class, (viii) change the rights of the Tranche A Term Lenders to decline mandatory prepayments as provided in Section 2.11 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Incremental Facility Amendment, without the written consent of Tranche A Term Lenders or Additional Lenders of such Class, as applicable, holding a majority of the outstanding Tranche A Term Loans or Incremental Term Loans of such Class, as applicable or (ix) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby; provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline

Lender, as applicable, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, the Swingline Lender or any Issuing Bank stating that it objects to such amendment, and (3) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.21, the extension of the Maturity Date as provided in Section 2.22 and the incurrence of Refinancing Commitments and Refinancing Loans as provided in Section 2.23, in each case without any additional consents.
(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv) of paragraph (b) of this Section, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender” for purposes of this clause (c)), then the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the Administrative Agent is not such Non-Consenting Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected. Any assignment required pursuant to this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment shall not be required to be a party to such Assignment and Assumption.
(d)    Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.
(e)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a)The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Documentation Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel in each jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrowers shall indemnify the Administrative Agent, the Arrangers, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)), incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by any Borrower or any Subsidiary, or any other Environmental Liability related in any way to any Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, wilful misconduct or gross negligence of such Indemnitee, (B) a claim brought by any Borrower or any Subsidiary against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document or (C) a proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    To the extent that the Borrowers fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent, any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank, the Swingline Lender or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrowers’ failure to pay any such amount shall not relieve any Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, any Issuing Bank or the Swingline Lender in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank or the Swingline Lender in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank or the Swingline Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined by its share of the sum of the total Revolving Exposure, unused Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).
(d)    To the fullest extent permitted by applicable law, (i) no Borrower shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, wilful misconduct or gross negligence of any Indemnitee or Related Party of any Indemnitee or (ii) neither any Indemnitee nor any other party to this Agreement or any other Loan Document shall be liable for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (ii) shall limit the expense reimbursement and indemnification obligations of the Borrowers set forth in paragraphs (a) and (b) of this Section 9.03.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    Successors and Assigns. (a)General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. (i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required (1) (x) with respect to Term Commitments or Term Loans, for an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund and (y) with respect to Revolving Commitments or Revolving Loans, for an assignment and delegation to a Revolving Lender, an affiliate of a Revolving Lender or an Approved Fund in respect of a

Revolving Lender and (2) if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, for any other assignment and delegation; provided further that the Borrower shall be deemed to have consented to any such assignment and delegation unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Commitment or Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (C) each Dollar Issuing Bank, in the case of any assignment and delegation of all or a portion of a Dollar Revolving Commitment or any Lender’s obligations in respect of its Dollar LC Exposure, (D) each Multi-Currency Issuing Bank, in the case of any assignment and delegation of all or a portion of a Multi-Currency Revolving Commitment or any Lender’s obligations in respect of its Multi-Currency LC Exposure and (E) the Swingline Lender, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure (other than to a Lender or an Affiliate of a Lender).
(ii)    Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loans, $1,000,000 (treating contemporaneous assignments by or to two or more Approved Funds as a single assignment for purposes of such minimum transfer amount), unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations by or to two or more Approved Funds, (2) the Administrative Agent may waive or reduce such fee in its sole discretion and (3) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and (g) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) and (g) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the

Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(vi)    The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.
(c)    Participations. Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C)  the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood and agreed that the documentation required under Section 2.17(f) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to

Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Certain Pledges. Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or the Swingline Lender, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement (including, without limitation, the definition of “Eligible Assignee”), any Lender may assign and delegate all or a portion of its Term Loans to any Purchasing Borrower Party (x) through open market purchases made by such Purchasing Borrower Party on a non-pro rata basis (subject to clause (v) below) or (y) otherwise in accordance with clauses (i) through (vii) below (which assignment and delegation, in the case of the foregoing clauses (x) and (y) will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that, in the case of assignments and delegations made pursuant to the foregoing clause (y):
(i)    no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    each Auction Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this paragraph and the Auction Procedures;
(iii)    the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;
(iv)    for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure to a Purchasing Borrower Party;
(v)    to the extent permitted by applicable law and not giving rise to any adverse tax consequence, any Term Loans assigned and delegated to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder (it being understood and agreed that (A) except as expressly set forth in any such definition, any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (B) any purchase of Term Loans pursuant to this paragraph (f) shall not constitute a voluntary prepayment of Term Loans for purposes of this Agreement);
(vi)    the Purchasing Borrower Party shall either (A) not have any MNPI that has not been disclosed to the assigning Lender on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party or (B) advise the assigning Lender that it cannot make the statement in the foregoing clause (A), except to the extent that such Lender has entered into a customary “big boy” letter with the Borrowers; and
(vii)    no Purchasing Borrower Party may use the proceeds from Revolving Loans to purchase any Term Loans.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of any Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective in accordance with the terms of the First Restatement Agreement.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Borrower against any of and all the obligations then due of any Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations of any Borrower are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a)This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this

Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01; provided, that, in addition, the Borrower and each Loan Party that is a Foreign Subsidiary (if any) hereby irrevocably designates, appoints and authorizes Schlage Lock Company LLC (the “Process Agent”) with an office on the First Restatement Effective Date at 11819 N. Pennsylvania St., Carmel, Indiana 46032 (Attention: Chief Financial Officer), as its agent to receive on behalf of the Borrower or such Loan Party and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower or such Loan Party in care of the Process Agent at the Process Agent’s address above, and the Borrower or such Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower and each Loan Party that is a Foreign Subsidiary covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation, appointment and authorization of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act in such capacity. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to any Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than a Borrower or (j) to any credit insurance provider relating to a Borrower or its Obligations. In addition, the Administrative Agent, the Lenders, the Issuing Bank, the Arrangers and the Documentation Agents may disclose the existence of this Agreement to market data collectors or similar service providers to the lending industry. For purposes of this Section, “Information” means all information received from a Borrower relating to any Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.    Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in the Collateral Agreement, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to any Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.
SECTION 9.15.    USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.
SECTION 9.16.    No Fiduciary Relationship. Each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Documentation Agents, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrowers, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that they or any of their Affiliates may have against the Administrative Agent, the Arrangers, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.    Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by a Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.
SECTION 9.18.    Joint and Several Liability. (a)In consideration of the establishment of the Commitments and the making of the Loans and issuance of the Letters of Credit hereunder, and of the benefits to the Borrower and the Co-Borrower that are anticipated to result therefrom, each of the Borrower and the Co-Borrower agrees that, notwithstanding any other provision contained herein or in any other Loan Document, each Borrower will be a co-borrower hereunder and shall be fully liable for all of the Obligations, both severally and jointly. Accordingly, each Borrower irrevocably agrees with each Lender and the Administrative Agent and their respective successors and assigns that such Borrower will make prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the Obligations, strictly in accordance with the terms thereof. Each Borrower hereby further agrees that if any Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Obligations, then it will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
(b)    Obligations Unconditional. The obligations of each Borrower under paragraph (a) above are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any other Borrower under this Agreement or any other Loan Document, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the joint and several obligations of each Borrower hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the joint and several liability of the Borrowers hereunder:
(i)    at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; or

(iii)    the maturity of any of the Obligations shall be accelerated or delayed, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.
(c)    Certain Waivers. Each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against either it or the other Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Obligations.
(d)    Reinstatement. The obligations of the Borrowers under this Section shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or the Co-Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
(e)    Remedies. Each of the Borrower and the Co-Borrower agrees that, as between them, in their capacity as co-obligors with joint and several liability, and the Lenders, the obligations of either of them under this Agreement may be declared to be forthwith due and payable as provided in Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of paragraph (a) above notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against either of them and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by one of them) shall forthwith become due and payable by the other, in its capacity as obligor or co-obligor, as applicable, for purposes of such paragraph (a).
(f)    Continuing Obligation. Each of the agreements of the Borrower and the Co-Borrower in this Section is a continuing agreement and undertaking, and shall apply to all Obligations whenever arising.
(g)    Standstill. Upon payment by any Borrower of any sums as provided under paragraph (a) above, all rights, if any, of any other Borrower against such Borrower arising as a result thereof by way of subrogation or otherwise shall in all respects be irrevocably waived prior to the indefeasible payment in full in cash of all of the Obligations.
SECTION 9.19.    Currency Indemnity. (a) If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York, New York. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrowers will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrowers shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. If the amount of the Currency Due which the Administrative Agent is so able to purchase exceeds the amount of the Currency Due originally due to it, the Administrative Agent shall remit such excess to the Borrowers.
(b)    The indemnity provided for in Section 9.19(a) shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver or other indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.
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